Exhibit 4.2

CREDIT SUISSE GROUP (GUERNSEY) III LIMITED

as the Company,

CREDIT SUISSE GROUP AG,

as the Guarantor

and

HSBC BANK USA, N.A.

as Trustee

SENIOR OR SUBORDINATED GUARANTEED EXCHANGEABLE OR CONVERTIBLE
DEBT SECURITIES

INDENTURE

Dated as of May 16, 2011

i

(continued)

		Page

Section 3.11.	Substitution of Company	27
Section 3.12.	Conversion	28
Section 3.12.	Cancellation	29

	ARTICLE 4
	COVENANTS
	29
Section 4.01.	Payment of Convertible Securities	29
Section 4.02.	Maintenance of Office or Agency	30
Section 4.03.	Certificate to Trustee	31
Section 4.04.	Reports by the Company and the Guarantor	31
Section 4.05.	Disclosure of Names and Addresses of Holders	32
Section 4.06.	Covenant to Repay and Trustee’s Requirements	32

	ARTICLE 5
	SUCCESSOR CORPORATION
	33
Section 5.01.	When the Company May Merge, Etc.	33
Section 5.02.	Successor Substituted	34

	ARTICLE 6
	THE GUARANTEE BY AND COVENANTS OF THE GUARANTOR
	34
Section 6.01.	Guarantee	34
Section 6.02.	When the Guarantor May Merge, Etc.	39
Section 6.03.	Successor Substituted	40

	ARTICLE 7
	DEFAULT AND REMEDIES
	40
Section 7.01.	Events of Default Under Subordinated Convertible Securities	40
Section 7.02.	Events of Default Under Senior Convertible Securities	44
Section 7.03.	Acceleration	45
Section 7.04.	Other Remedies	47
Section 7.05.	Waiver of Past Defaults	47
Section 7.06.	Control by Majority	47
Section 7.07.	Limitation on Suits	47
Section 7.08.	Rights of Holder to Receive Payment	48
Section 7.09.	Collection Suit by Trustee	48
Section 7.10.	Trustee May File Proofs of Claim	48
Section 7.11.	Application of Proceeds	49
Section 7.12.	Restoration of Rights and Remedies	50
Section 7.13.	Undertaking for Costs	50
Section 7.14.	Rights and Remedies Cumulative	50
Section 7.15.	Delay or Omission Not Waiver	50

(continued)

		Page

	ARTICLE 8
	TRUSTEE
	51
Section 8.01.	General	51
Section 8.02.	Certain Rights of Trustee	51
Section 8.03.	Individual Rights of Trustee	53
Section 8.04.	Trustee’s Disclaimer	54
Section 8.05.	Notice of Default	54
Section 8.06.	Reports by Trustee to Holders	54
Section 8.07.	Compensation and Indemnity	55
Section 8.08.	Replacement of Trustee	55
Section 8.09.	Successor Trustee by Merger, Etc.	57
Section 8.10.	Eligibility	57
Section 8.11.	Money and other Assets Held in Trust	57
Section 8.12.	Disqualification, Conflicting Interests	57

	ARTICLE 9
	DISCHARGE OF INDENTURE
	57
Section 9.01.	Defeasance within One Year of Payment	57
Section 9.02.	Defeasance	58
Section 9.03.	Covenant Defeasance	59
Section 9.04.	Application of Trust Money	60
Section 9.05.	Repayment to Company and the Guarantor	61

	ARTICLE 10
	AMENDMENTS, SUPPLEMENTS AND WAIVERS
	61
Section 10.01.	Without Consent of Holders	61
Section 10.02.	With Consent of Holders	62
Section 10.03.	Revocation and Effect of Consent	63
Section 10.04.	Notation on or Exchange of Convertible Securities	64
Section 10.05.	Trustee to Sign Amendments, Etc.	64
Section 10.06.	Conformity with Trust Indenture Act	65

	ARTICLE 11
	STATUS AND SUBORDINATION OF THE CONVERTIBLE SECURITIES
	65
Section 11.01.	Status	65
Section 11.02.	Holders to be Subrogated to Rights of Senior Indebtedness	65
Section 11.03.	Obligations of the Company Unconditional	66
Section 11.04.	Trustee Entitled to Assume Payments not Prohibited in Absence of Notice	66

(continued)

		Page

Section 11.05.	Application by Trustee of Assets Deposited with it	67
Section 11.06.	Subordination Rights not Impaired by Acts or Omissions of the Company, the Trustee, Holders of Senior Indebtedness or Holders	67
Section 11.07.	Claims Filed on Behalf of the Holders	68
Section 11.08.	Right of Trustee to Hold Senior Indebtedness	68
Section 11.09.	Article 11 Not to Prevent Events of Default	68
Section 11.10.	No Fiduciary Duty of Trustee to Holders of Senior Indebtedness	68
Section 11.11.	Agreement of the Holders	69

	ARTICLE 12
	STATUS AND SUBORDINATION OF THE GUARANTEE
	69
Section 12.01.	Status	69
Section 12.02.	Holders to be Subrogated to Rights of Guarantor Senior Indebtedness	69
Section 12.03.	Obligations of the Guarantor Unconditional	70
Section 12.04.	Trustee Entitled to Assume Payments not Prohibited in Absence of Notice	71
Section 12.05.	Application by Trustee of Assets Deposited with it	71
Section 12.06.	Subordination Rights not Impaired by Acts or Omissions of the Guarantor, the Company, the Trustee, Holders of Guarantor Senior Indebtedness or Securityholders	71
Section 12.07.	Securityholders Authorize Trustee to Effectuate Subordination of Subordinated Guarantee	72
Section 12.08.	Right of Trustee to Hold Guarantor Senior Indebtedness	73
Section 12.09.	Article 12 Not to Prevent Events of Default	73
Section 12.10.	No Fiduciary Duty of Trustee to Holders of Guarantor Senior Indebtedness	73
Section 12.11.	Agreement of the Holders	73

	ARTICLE 13
	TAXATION
	73
Section 13.01.	Taxation	73
Section 13.02.	Tax Redemption	76
	ARTICLE 14
	MEETINGS OF HOLDERS
	76
Section 14.01.	Purposes of Meetings	76
Section 14.02.	Place of Meetings	77
Section 14.03.	Call and Notice of Meetings	77
Section 14.04.	Voting at Meetings	77
Section 14.05.	Voting Rights, Conduct and Adjournment	78
Section 14.06.	Meetings after Substitution Date	80

(continued)

v

SENIOR OR SUBORDINATED GUARANTEED EXCHANGEABLE OR CONVERTIBLE DEBT SECURITIES INDENTURE, dated as of May 16, 2011, between CREDIT SUISSE GROUP (GUERNSEY) III LIMITED, a Guernsey incorporated non-cellular company limited by shares, as the Company, CREDIT SUISSE GROUP AG,  a global financial services holding company domiciled in Switzerland, as the Guarantor, and HSBC BANK USA, N.A., a national banking association, as the Trustee.

RECITALS OF THE COMPANY AND THE GUARANTOR

WHEREAS, the Company has duly authorized the issue from time to time of its senior or subordinated guaranteed exchangeable or convertible debt securities convertible or exchangeable into shares or American depositary shares of the Guarantor to be issued in one or more series (the “Convertible Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration of the Convertible Securities, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Guarantor has duly authorized the issue from time to time of its shares or American depositary shares upon conversion or exchange of the Convertible Securities and the Guarantee of the Convertible Securities, each as may from time to time be authorized in accordance with the terms of this Indenture and the Guarantor has duly authorized the execution and delivery of this Indenture;

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done and performed; and

WHEREAS, all acts and things necessary to make the Guarantee of the Convertible Securities, as in this Indenture provided, the valid, binding and legal obligation of the Guarantor, and to constitute a valid Guarantee and agreement according to its terms, have been done and performed, and the execution by the Guarantor of this Indenture has in all respects been duly authorized;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Convertible Securities by the holders thereof, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Convertible Securities or of any and all series thereof and of the Coupons, if any, appertaining thereto as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.          Definitions.

“Agent” means any Registrar, Paying and Conversion Agent, transfer agent, calculation agent, share delivery agent or Authenticating Agent.

“Agent Members” means members of, or participants in, the Depositary.

“Arrangement and Reconstruction” shall have the meaning given by Part VIII of the Companies Law.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition) and in the case of Luxembourg, will, if practicable, be the Luxemburger Wort) published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York or Luxembourg, as applicable.  If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Authorized Person” means, with respect to the Company, any director or company secretary or any Authorized Signatory as may be designated as an “Authorized Person” by the directors of the Company, and, with respect to the Guarantor, the Chief Financial Officer of the Guarantor and such other officers or employees of the Guarantor or any of its respective branches or affiliates as may be designated as “Authorized Persons” by power of attorney signed by the Chief Financial Officer of the Guarantor or otherwise duly executed by and on behalf of the Guarantor as certified from time to time by the Secretary of the Board of Directors of the Guarantor.

“Board Resolution” means one or more resolutions of the board of directors of the Company or the Guarantor, as applicable, or any authorized committee of the Company or the Guarantor, as applicable, certified by the secretary or an assistant secretary of the Company or the Guarantor, as applicable, to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means, with respect to any Convertible Security, any day that is not a Saturday or Sunday or that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York or in The City of Zurich, or in The Island of Guernsey.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Companies Law” means the Companies (Guernsey) Law, 2008 (as amended).

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means the successor.

“Convertible Securities” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture and, unless the context indicates otherwise, shall not include any Coupon appertaining thereto.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 10 East 40th Street, New York, New York 10016, Attention:  Corporate Trust and Loan Agency.

“Coupon” means any interest coupon appertaining to a Convertible Security.

“Covenant Enforcement Event” means a default or breach referred to in Section 7.01(a)(iii) or 7.01(b)(iv) after the giving of notice and the passage of time referred to in such Sections.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default as defined in Section 7.01 or 7.02.

“Depositary” means, with respect to the Convertible Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Convertible Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Group” means Credit Suisse Group AG together with, from time to time, its consolidated subsidiaries and any and all other entities included in its consolidated capital adequacy reports prepared pursuant to prevailing capital adequacy laws and regulations to which it is subject at such time.

“Guarantee” means the guarantee of the Guarantor as endorsed on each Convertible Security authenticated and delivered pursuant to this Indenture and shall include the applicable guarantee of the Guarantor set forth in Section 6.01 of this Indenture and shall include all other obligations and covenants of the Guarantor contained in this Indenture and any Convertible Securities.

“Guarantor” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 6 of this Indenture and thereafter means the successor.

“Holder” or “Securityholder” means the registered holder of any Convertible Security with respect to Registered Securities and the bearer of any Unregistered Securities or any Coupons appertaining thereto, as the case may be.

“IFRS” means the International Financial Reporting Standards in effect as of any relevant date.

“Indenture” means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Convertible Securities of each series established as contemplated pursuant to Sections 2.01 and 2.03.

“Officers’ Certificate” means a certificate signed by any two Authorized Persons of the Company or of the Guarantor, as the case may be, complying with Section 15.04 and delivered to the Trustee.  Each such certificate shall comply with Section 314 of the Trust Indenture Act and include (except as otherwise expressly provided in this Indenture) the statements provided in Section 15.04, if and to the extent required thereby.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company or to the Guarantor, or to both, as the case may be, satisfactory to the Trustee and complying with Section 15.04.  Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided in Section 15.04, if and to the extent required thereby.

“Periodic Offering” means an offering of Convertible Securities of a series from time to time, the specific terms of which Convertible Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof, the redemption provisions, if any, and the conversion or exchange provisions with respect thereto, are to be determined by the Company or its agents upon the issuance of such Convertible Securities.

“Person” means an individual, a corporation, a partnership, a limited partnership, a foundation, a limited liability company, a protected cell company, an incorporated cell of an incorporated cell company, an incorporated cell company, an association, a trust, a branch or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal” of a Convertible Security means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Convertible Security.

“Registered Global Security” means a Convertible Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.02, and bearing the legend prescribed in Section 2.02.

“Registered Security” means any Convertible Security registered on the Security Register (as defined in Section 2.05).

“Responsible Officer”, when used with respect to the Trustee, means an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Subsidiary” means a direct or indirect subsidiary within the meaning of applicable Swiss law.

“Substitution Date” means any date on which the Company, without the consent of the Holders or the Trustee, substitutes the Guarantor for itself as principal debtor under the Convertible Securities in accordance with the provisions of Section 3.11 hereof, provided that no payment in respect of the Convertible Securities is at the relevant time overdue.

“Tax Jurisdiction” means Guernsey and/or Switzerland, as the context shall require, as well as any jurisdiction which is the site of incorporation, organization or formation of any successor under Section 5.02(a).

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article 8 and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Convertible Securities of any series shall mean the Trustee with respect to Convertible Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as it may be amended from time to time.

“Unregistered Security” means any Convertible Security other than a Registered Security.

“U.S. GAAP” means the generally accepted accounting principles in the United States.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or Principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or Principal of the U.S. Government Obligation evidenced by such depositary receipt.

Section 1.02.          Other Definitions.  Each of the following terms is defined in the section set forth opposite such term:

TERM	SECTION

Additional Amounts	13.01
Authenticating Agent	2.02
Authorized Agent	15.13
cash transaction	8.03
conflicting interest	8.12
Company Subordinated Event of Default	7.01
Code	2.16
Dollars	4.02
Due Date	15.08
ERISA	2.16
Events of Default	7.02
FINMA	3.01
Guarantor Subordinated Event of Default	7.01
Guarantor Senior Indebtedness	12.02
Guernsey Savings Tax Agreement	13.01
Paying and Conversion Agent	2.05
Plan	2.16
plan assets	2.16
Proceedings	15.13
record date	2.04
Registrar	2.05
Required Currency	15.06
Security Register	2.05
self-liquidating paper	8.03
Senior Event of Default	7.02
Senior Indebtedness	11.02
Settlement Shares Depository	2.02
Similar Law	2.16
Subordinated Events of Default	7.01
Subordinated Guarantee	12.01
Subordinated Securities	11.01
Swiss Savings Tax Agreement	13.01
Taxes	13.01
tranche	2.14

Section 1.03.          Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.  The following terms used in this Indenture that are defined by the Trust Indenture Act have the following meanings:

“indenture securities” means the Convertible Securities and the Guarantee;

“indenture security holder” means a Holder or a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or the Guarantor, as the case may be, or any other obligor on the Convertible Securities or on the Guarantee.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.  If any provision of this Indenture limits, qualifies or conflicts with another provision hereof that is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.04.          Rules of Construction.  Unless the context otherwise requires:

(a)           an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP, IFRS or such other generally accepted accounting principles under which the Guarantor or the Company, as applicable, may in the future prepare its financial statements;

(b)           words in the singular include the plural, and words in the plural include the singular;

(c)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d)           all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(e)           use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

ARTICLE 2

THE SECURITIES

Section 2.01.          Form and Dating.  The Convertible Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as is attached hereto as Annex I or as shall be established and constituted by or pursuant to one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the Authorized Persons executing such Convertible Securities as evidenced by their execution of the Convertible Securities.  Unless otherwise so established, Unregistered Securities shall have Coupons attached.

The Company will deposit the Registered Global Securities initially representing the Convertible Securities of each series with the Trustee, as custodian for the Depositary, and will register the Convertible Securities of such series in the name of Cede & Co., the Depositary’s nominee.

Each Registered Global Security shall represent such of the outstanding Convertible Securities of each series as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Convertible Securities of such series from time to time endorsed thereon and that the aggregate amount of outstanding Convertible Securities of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests.  Any endorsement of a Registered Global Security to reflect the amount of any increase or decrease in the amount of outstanding Convertible Securities of such series represented thereby shall be made by the Trustee or the Registrar, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07.

Except as set forth in Section 2.07, the Registered Global Securities may be transferred, in whole and not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

Agent Members shall have no rights either under the Indenture or any applicable indenture supplemental hereto with respect to any Registered Global Securities held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Registered Global Securities, and the Depositary or its nominee may be treated by the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee as the absolute owner of such Registered Global Securities for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee or any Agent Member or other agent of the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Registered Global Securities.

None of the Company, the Guarantor, the Registrar or the Trustee shall have any responsibility or obligation to any Holder that is an Agent Member or any other Person with respect to the accuracy of the records of the Depositary (or its nominee) or of any Agent Member, with respect to any ownership interest in the Convertible Securities or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Convertible Securities (or other security or property) under or with respect to the Convertible Securities.  The Company, the Guarantor, the Registrar and the Trustee may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its Agent Members, participants and any beneficial owners in the Convertible Securities.

Section 2.02.          Execution and Authentication.  The Convertible Securities and, if applicable, each Coupon appertaining thereto, shall be executed on behalf of the Company, and the Guarantee shall be executed on behalf of the Guarantor, by two of their respective Authorized Persons by facsimile or manual signature in the name and on behalf of the Company and of the Guarantor, as the case may be.  If an Authorized Person whose signature is on a Convertible Security and, if applicable, the Coupon appertaining thereto, or the Guarantee no longer holds that office at the time the Convertible Security is authenticated or at the time the Convertible Security on which the Guarantee is endorsed is authenticated, the Convertible Security or Coupon or the Guarantee shall nevertheless be valid and binding on the Company and the Guarantor.

The Trustee, at the expense of the Company, or if the Company shall fail to pay such expense, the Guarantor, may appoint an authenticating agent (the “Authenticating Agent”) to authenticate Convertible Securities.  The Authenticating Agent may authenticate Convertible Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

A Convertible Security and, if applicable, each Coupon appertaining thereto, shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on the Convertible Security.  The signature shall be conclusive evidence that the Convertible Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Convertible Securities of any series having attached thereto appropriate Coupons, if any, executed by the Company, with the Guarantee of the Guarantor endorsed thereon, to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and make available for delivery such Convertible Securities to or upon the written order of the Company.  In authenticating any Convertible Securities of a series, the Trustee shall be entitled to receive prior to the first authentication of any Convertible Securities of such series, and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)           the executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Convertible Securities of that series were established;

(b)           an Officers’ Certificate of the Company and the Guarantor setting forth the form or forms and terms of the Convertible Securities and the Guarantee thereof, stating that the form or forms and terms of the Convertible Securities and, if applicable, each Coupon appertaining thereto, of such series have been, or will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture; and

(c)           an Opinion of Counsel of the Company and the Guarantor substantially to the effect that the form or forms and terms of the Convertible Securities and, if applicable, each

Coupon appertaining thereto, of such series and the Guarantee thereof have been, or will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and that the supplemental indenture, to the extent applicable, and the Convertible Securities and, if applicable, each Coupon appertaining thereto, and the Guarantee thereof have been duly authorized and executed and, if the Convertible Security shall have been authenticated, or in the case of the Guarantee, if the Convertible Security on which the Guarantee shall have been endorsed shall have been authenticated, in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, shall be entitled to the benefits of the Indenture and shall be valid and binding obligations of the Company and the Guarantor, as the case may be, enforceable against the Company and the Guarantor, as the case may be, in accordance with their respective terms, subject to bankruptcy, insolvency, Arrangements and Reconstruction, liquidation, désastre, administration, droit de division, droit de discussion, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally, general principles of equity, and as to such other matters as shall be specified therein.

If the form or forms and terms of the Convertible Securities and, if applicable, each Coupon appertaining thereto, of any series have been established otherwise than by a supplemental indenture, the Trustee shall not be required to authenticate such Convertible Securities if the issue of such Convertible Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Convertible Securities and this Indenture or otherwise.

If the Company shall establish pursuant to Section 2.03 that the Convertible Securities of a series or a portion thereof are to be issued in the form of one or more Registered Global Securities, then the Company shall execute, and the Guarantor shall execute the Guarantee endorsed thereon, and the Trustee shall authenticate and make available for delivery one or more Registered Global Securities, having a Guarantee executed by the Guarantor endorsed thereon that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Convertible Securities of such series issued in such form and not yet canceled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or its custodian or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect:

“Unless and until it is exchanged in whole or in part for Convertible Securities in definitive registered form, this Convertible Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Section 2.03.          Amount Unlimited; Issuable in Series.  The aggregate principal amount of Convertible Securities which may be authenticated and delivered under this Indenture is unlimited.

The Convertible Securities may be issued in one or more series.  There shall be established and constituted in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Convertible Securities of any series (subject to the last sentence of this Section 2.03):

(a)           the designation of the Convertible Securities of the series, which shall distinguish the Convertible Securities of the series from the Convertible Securities of all other series;

(b)           whether and to what extent such series shall rank either (i) equally and pari passu with all other unsecured and unsubordinated debt of the Company or (ii) junior in right of payment, to the extent provided in this Indenture or in one or more indentures supplemental hereto, to other of the Company’s obligations, including other specific provisions relating to subordination;

(c)           whether and to what extent the Guarantee shall rank either (i) equally and pari passu with all other unsecured and unsubordinated debt of the Guarantor or (ii) junior in right of payment, to the extent provided in this Indenture or in one or more indentures supplemental hereto, to other of the Guarantor’s obligations, including other specific provisions relating to subordination;

(d)           any limit upon the aggregate principal amount of the Convertible Securities of the series that may be authenticated and delivered under this Indenture and any limitation on the ability of the Company to increase such aggregate principal amount after the initial issuance of the Convertible Securities of that series (except for Convertible Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Convertible Securities of the series pursuant hereto);

(e)           the date or dates on which the Principal of the Convertible Securities of the series is payable (which date or dates may be fixed or are subject to extension);

(f)            the rate or rates (which may be fixed or variable) per annum at which the Convertible Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined, including provisions regarding any dates on which the rate of interest is reset, if any;

(g)           if other than as provided in Section 4.02, the place or places where the Principal of and any interest on Convertible Securities of the series shall be payable, any Registered Securities of the series may be surrendered for exchange or conversion, notices, demands to or upon the Company in respect of the Convertible Securities of the series and this Indenture may be served and notice to Holders may be published;

(h)           the right, if any, of the Company to redeem Convertible Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Convertible Securities of the series may be so redeemed (which may include, but shall not be limited to, optional redemptions, redemptions due to regulatory events, redemptions due to taxation events, redemptions due to capital events or redemptions due to takeover events);

(i)            the obligation, if any, of the Company to redeem, purchase or repay Convertible Securities of the series pursuant to any mandatory redemption or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which Convertible Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation, including provisions, if any, for the establishment and maintenance of a mandatory or optional sinking fund;

(j)            if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Convertible Securities of the series shall be issuable;

(k)           if other than the entire principal amount thereof, the portion of the principal amount of Convertible Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(l)            if other than the coin or currency in which the Convertible Securities of the series are denominated, the coin or currency in which payment of the Principal of or interest on the Convertible Securities of the series shall be payable or if the amount of payments of Principal of and/or interest on the Convertible Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Convertible Securities of the series are denominated, the manner in which such amounts shall be determined;

(m)          if payment of the Principal of and interest on the Convertible Securities of the series shall be payable in currency or currencies other than the currency of the United States, the manner in which any such currency shall be valued against other currencies in which any other Convertible Securities shall be payable;

(n)           whether the Convertible Securities of the series or any portion thereof will be issuable as Registered Securities (and if so, whether such Convertible Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without Coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided herein, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;

(o)           whether and under what circumstances the Company will pay Additional Amounts on the Convertible Securities in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Convertible Securities rather than pay such Additional Amounts;

(p)           if the Convertible Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Convertible Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(q)           any trustees, depositaries, authenticating or paying agents, conversion agents, calculation agents, share delivery agents, transfer agents or the registrar or any other agents with respect to the Convertible Securities of the series;

(r)            provisions, if any, for the defeasance of the Convertible Securities of the series (including provisions permitting defeasance of less than all Convertible Securities of the series), which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of Article 9;

(s)           if the Convertible Securities of the series are issuable in whole or in part as one or more Registered Global Securities, the identity of the Depositary for such Registered Global Security or Convertible Securities;

(t)            any other events of default or covenants of the Company or the Guarantor with respect to the Convertible Securities of the series or any Guarantee endorsed thereon, including acceleration provisions (to the extent they differ from those described in Article 7) or any covenants applicable to the shares or American depositary shares to be issued upon conversion of the Convertible Securities;

(u)           under what circumstances the Holders are permitted or required to convert or exchange the Convertible Securities into or for other securities of the Guarantor or of another entity, and if so, the terms relating to such conversion or exchange, including whether the Convertible Securities will be convertible into shares or American depositary shares of the Guarantor and the terms of any such conversion, including (but not limited to) terms regarding accrued conversion interest, conversion price, conversion adjustments, rounding, fractions, settlement, delivery and taxes;

(v)           under what conditions, if any, the Company may be substituted as issuer of the Convertible Securities of the series by the Guarantor or another entity, in accordance with Section 3.11, and under what conditions, if any, the terms of Convertible Securities of the series may be varied or such Convertible Securities may be substituted under Section 3.10;

(w)          provisions relating to meetings of holders, to the extent different from those outlined in Article 14;

(x)            whether and under what circumstances the Convertible Securities of the series will be issued as original issue discount securities; and

(y)           any other terms of the Convertible Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Convertible Securities of any one series and Coupons, if any, appertaining thereto shall be substantially identical, except in the case of Registered Securities as to date and denomination, except in the case of any Periodic Offering and except as may otherwise be provided in the applicable indenture supplemental hereto.  All Convertible Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, or in any such indenture supplemental hereto and any forms and terms of Convertible Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such supplemental indenture.

Section 2.04.          Denomination and Date of Convertible Securities; Payments of Interest.  The Convertible Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.03 or, if not so established with respect to Convertible Securities of any series, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Convertible Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Authorized Persons of the Company and the Guarantor executing the Convertible Securities and the Guarantee, as applicable, may determine, as evidenced by their execution thereof.

Each Convertible Security shall be dated the date of its authentication.  The Convertible Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.03.

The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case the provisions of Section 2.13 shall apply.  The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Convertible Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, (i) for so long as such series of the Convertible Securities are in the form of one or more Registered Global Securities, three Business Days prior to the relevant interest payment date and (ii) in the event that any Convertible Securities of such series are not represented by one or more Registered Global Securities, the fifteenth day (whether or not a Business Day) prior to the relevant interest payment date.

Section 2.05.          Registrar and Paying and Conversion Agent; Agents Generally.  The Company shall maintain an office or agency where Convertible Securities may be presented for registration, conversion, registration of transfer or exchange (the “Registrar”) and the Company and the Guarantor shall maintain an office or agency where Convertible Securities may be presented for payment or where, in the case of the Guarantor, Convertible Securities may be presented for payment and conversion under the Guarantees endorsed thereon (the “Paying and Conversion Agent”), which shall be in the Borough of Manhattan, The City of New York.  The Company shall cause the Registrar to keep a register of the Registered Securities and of their registration, conversion, transfer and exchange (the “Security Register”).  The Company and the Guarantor may have one or more additional Paying and Conversion Agents, calculation agents, share delivery agents or transfer agents with respect to any series.

The Company shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture.  The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent.  The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent.  If the Company fails to maintain a Registrar or if the Company or the Guarantor fail to maintain a Paying and Conversion Agent, the Trustee shall act as such.  The Company or the Guarantor may remove any Agent appointed by it upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company or the Guarantor and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso.  The Company, the Guarantor or any affiliate of the Company or the Guarantor may act as Paying and Conversion Agent or Registrar; provided that neither the Company, the Guarantor nor an affiliate of the Company or the Guarantor shall act as Paying and Conversion Agent in connection with the defeasance of the Convertible Securities or the discharge of this Indenture under Article 9.

The Company initially appoints the Trustee as Registrar and Authenticating Agent and the Company and the Guarantor initially appoint the Trustee as Paying and Conversion Agent.  If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each interest payment date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

Section 2.06.          Paying and Conversion Agent to Hold Money in Trust.  Not later than 10:00 a.m., New York City time, on each due date of any Principal or interest on any Convertible Securities, the Company shall deposit with the Paying and Conversion Agent money in immediately available funds sufficient to pay such Principal or interest.  The Company shall require each Paying and Conversion Agent other than the Trustee to agree in writing that such Paying and Conversion Agent shall hold in trust for the benefit of the Holders of such Convertible Securities or the Trustee all money held by the Paying and Conversion Agent for the payment of Principal of and interest on such Convertible Securities and shall promptly notify the Trustee in writing of any default in making any such payment.  The Company at any time may require a Paying and Conversion Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying and Conversion Agent, require such Paying and Conversion Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying and Conversion Agent shall have no further liability for the money so paid over to the Trustee.  If the Company, the Guarantor or any affiliate of the Company or the Guarantor acts as Paying and Conversion Agent, it will, on or before each due date of any Principal of or interest on any Convertible Securities, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.

Section 2.07.          Transfer and Exchange.  Unregistered Securities (except for any temporary global Unregistered Securities) and Coupons (except for Coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided.  If the Convertible Securities of any series are issued in both registered and unregistered form, except as otherwise established pursuant to Section 2.03, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided.

At the option of the Holder thereof, if Unregistered Securities of any series, maturity date and interest rate are issued in more than one authorized denomination, except as otherwise established pursuant to Section 2.03, such Unregistered Securities may be exchanged for Unregistered Securities of such series and of the same tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided.  Registered Securities of any series may not be exchanged for Unregistered Securities of such series.

Whenever any Convertible Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Convertible Securities, having a Guarantee executed by the Guarantor endorsed thereon, which the Holder making the exchange is entitled to receive.

Upon surrender for registration of transfer of any Registered Security of a series at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, having a Guarantee executed by the Guarantor endorsed thereon, of any authorized denominations and of like tenor and aggregate principal amount.

All Registered Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Guarantor and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Convertible Securities.  No service charge shall be made for any such transaction.

Notwithstanding any other provision of this Section 2.07, unless and until it is exchanged in whole or in part for Convertible Securities in definitive registered form, a Registered Global Security representing all or a portion of the Convertible Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Global Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such Registered Global Securities.  If a successor Depositary eligible under applicable law for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and make available for delivery Registered Securities of such series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, having a Guarantee executed by the Guarantor endorsed thereon, in exchange for such Registered Global Securities.

The Company may at any time and in its sole discretion determine that any Registered Global Securities of any series shall no longer be maintained in global form.  If an Event of Default has occurred with regard to the Convertible Securities of any series and has not been cured or waived, a Holder may elect that its beneficial interest in the Convertible Securities of such series no longer be maintained as part of the Registered Global Securities.  In either such event and subject to the procedures of the Depositary, the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and make available for delivery, Registered Securities of such series and tenor in any authorized denominations in an aggregate principal amount equal to the principal amount of such Registered Global Securities or beneficial interest, having a Guarantee executed by the Guarantor endorsed thereon, in exchange for such Registered Global Securities or beneficial interest.

Any time the Registered Securities of any series are not in the form of Registered Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certificated Registered Securities, having a Guarantee executed by the Guarantor endorsed thereon, without the legend required by Section 2.02 and the

Trustee agrees to hold such Registered Securities in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.

If established by the Company pursuant to Section 2.03 with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary.  Thereupon, the Company shall execute, and the Trustee shall authenticate and make available for delivery, without service charge,

(i)            to the Person specified by such Depositary new Registered Securities of the same series and tenor, having a Guarantee executed by the Guarantor endorsed thereon, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(ii)           to such Depositary a new Registered Global Security, having a Guarantee executed by the Guarantor endorsed thereon, in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

Registered Securities issued in exchange for a Registered Global Security, having a Guarantee executed by the Guarantor endorsed thereon, pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee in writing.  The Trustee or such agent shall deliver such Convertible Securities to or as directed in writing by the Persons in whose names such Convertible Securities are so registered.

All Convertible Securities (including the Guarantee endorsed thereon) issued upon any transfer or exchange of Convertible Securities shall be valid obligations of the Company and the Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture and the Guarantee endorsed thereon, as the Convertible Securities surrendered upon such transfer or exchange.

Notwithstanding anything herein or in the forms or terms of any Convertible Securities to the contrary, none of the Company, the Trustee or any agent of the Company or the Trustee shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse Federal income tax consequences to the Company or to the Guarantor (such as, for example, the imposition of any excise tax on the Company or the Guarantor) under then applicable United States Federal income tax laws.  The Trustee and any such agent shall be entitled to rely conclusively on an Officers’ Certificate or an Opinion of Counsel in determining such result.

The Registrar shall not be required (i) to issue, authenticate, register the transfer of or exchange Convertible Securities of any series for a period of (x) 15 days prior to the date of a selection of such Convertible Securities for redemption, (y) 15 days prior to the settlement date for a conversion, as specified in any applicable indenture supplemental hereto or (z) seven days ending on (and including) any record date or (ii) to register the transfer of or exchange any Convertible Security selected for redemption in whole or in part.

Section 2.08.          Replacement Convertible Securities.  If a defaced or mutilated Convertible Security or Coupon of any series is surrendered to the Trustee or if a Holder claims that its Convertible Security or Coupon of any series has been lost, destroyed or wrongfully taken and presents to the Trustee, the Company, the Guarantor and any Agent evidence to their satisfaction of the loss, destruction or wrongful taking of such Convertible Security or Coupon, the Company shall issue and the Trustee shall authenticate a replacement Convertible Security of such series and tenor and principal amount, with Coupons corresponding to the Coupons appertaining to the Convertible Securities so lost, destroyed or wrongfully taken, or in exchange or substitution for the Convertible Security to which such mutilated, defaced, destroyed, lost or wrongfully taken Coupon appertained, with Coupons appertaining thereto corresponding to the Coupons so mutilated, defaced, destroyed, lost or wrongfully taken, in each case having a Guarantee executed by the Guarantor endorsed thereon, bearing a number not contemporaneously outstanding.  An indemnity bond must be furnished that is sufficient in the judgment of the Trustee, the Company and the Guarantor to protect the Trustee, the Company, the Guarantor and any Agent from any loss that any of them may suffer if a Convertible Security or Coupon is replaced.  The Company may charge such Holder for its expenses and the expenses of the Trustee (including without limitation attorneys’ fees and expenses) in replacing a Convertible Security or Coupon.  In case any such mutilated, defaced, lost, destroyed or wrongfully taken Convertible Security or Coupon has become or is about to become due and payable, the Company and the Guarantor in their discretion may pay such Convertible Security or the relevant Coupon instead of issuing a new Convertible Security (with the Guarantee endorsed thereon) or Coupon in replacement thereof.

Every replacement Convertible Security (including the Guarantee endorsed thereon) or Coupon is an additional obligation of the Company and the Guarantor and shall be entitled to the benefits of this Indenture equally and proportionately with any and all other Convertible Securities or Coupons of such series and the Guarantee endorsed thereon duly authenticated and delivered hereunder.

To the extent permitted by law, the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Convertible Securities and Coupons.

Section 2.09.          Outstanding Convertible Securities.  Convertible Securities outstanding at any time are all Convertible Securities that have been authenticated by the Trustee except for those Convertible Securities canceled by it, those Convertible Securities delivered to it for cancellation, those paid pursuant to Section 2.08 and those Convertible Securities described in this Section as not outstanding.

If a Convertible Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee, the Company and the Guarantor receive proof satisfactory to them that the replaced Convertible Security is held by a holder in due course.

If the Paying and Conversion Agent (other than the Company, the Guarantor or an affiliate of the Company or the Guarantor) holds on the maturity date, conversion date, exchange date, or any redemption date or date for repurchase of the Convertible Securities money sufficient to pay Convertible Securities payable or to be redeemed or repurchased on such date, then on and after such date such Convertible Securities shall cease to be outstanding and interest on them shall cease to accrue.

A Convertible Security does not cease to be outstanding because the Company, the Guarantor or one of the affiliates of the Company or the Guarantor holds such Convertible Security, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Convertible Securities shall have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Convertible Securities owned by the Company, the Guarantor or any affiliate of the Company or the Guarantor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Convertible Securities as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded.  Any Convertible Securities so owned which are pledged by the Company, the Guarantor, or any affiliate of the Company or the Guarantor, as security for loans or other obligations, otherwise than to another such affiliate of the Company or the Guarantor, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its discretion the right to vote such securities, uncontrolled by the Company, the Guarantor or any such affiliate.

Section 2.10.          Temporary Convertible Securities.  Until definitive Convertible Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Convertible Securities of such series, having the Guarantee of the Guarantor endorsed thereon.  Temporary Convertible Securities of any series shall be substantially in the form of definitive Convertible Securities of such series, but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Authorized Persons of the Company and the Guarantor executing the temporary Convertible Securities or the Guarantee endorsed thereon, as evidenced by their execution of such temporary Convertible Securities or Guarantee, as applicable.  If temporary Convertible Securities of any series are issued, the Company will cause definitive Convertible Securities of such series, having the Guarantee of the Guarantor endorsed thereon to be prepared without unreasonable delay.  After the preparation of definitive Convertible Securities of any series, the temporary Convertible Securities of such series shall be exchangeable for definitive Convertible Securities of such series and tenor upon surrender of such temporary Convertible Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Convertible Securities of any series the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Convertible Securities of such series and tenor and authorized denominations, having a Guarantee executed by the Guarantor endorsed thereon.  Until so exchanged, the temporary Convertible Securities of any series shall be entitled to the same benefits under this Indenture as definitive Convertible Securities of such series.

Section 2.11.          Cancellation.  The Company or the Guarantor at any time may deliver to the Trustee for cancellation any Convertible Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Convertible Securities previously authenticated hereunder which the Company has not issued and sold.  The Registrar, any transfer agent and the Paying and Conversion Agent shall forward to the Trustee any Convertible Securities surrendered to them for transfer, exchange, conversion or payment.  The Trustee shall cancel all Convertible Securities surrendered for transfer, exchange, conversion, payment or cancellation and shall upon the order of the Company deliver such canceled Convertible Securities to the Company or in the absence of such order, shall dispose of such Convertible Securities in accordance with its customary procedures.  The Company may not issue new Convertible Securities to replace Convertible Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.12.          CUSIP, CINS and ISIN Numbers.  The Company in issuing the Convertible Securities may use “CUSIP,” “CINS” or “ISIN” (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation or warranty shall be made as to the correctness of such numbers either as printed on the Convertible Securities or as contained in any notice of redemption or exchange.

Section 2.13.          Defaulted Interest.  If the Company defaults in a payment of interest on the Convertible Securities, it shall pay, or shall deposit with the Paying and Conversion Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest (as may be specified in the terms thereof, established pursuant to Section 2.03) to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day.  At least 15 days before such special record date, the Company shall mail to each Holder and to the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.14.          Series May Include Tranches.  A series of Convertible Securities may include one or more tranches (each a “tranche”) of Convertible Securities, including Convertible Securities issued in a Periodic Offering.  The Convertible Securities of different tranches may have one or more different terms, but all the Convertible Securities within each such tranche shall have identical terms, provided that Convertible Securities within a tranche may have different authentication dates, public offering prices, initial interest accrual dates, and initial interest payment dates, if applicable.  Notwithstanding any other provision of this Indenture, with respect to Sections 2.02 (other than the fourth paragraph thereof) through 2.04, 2.07, 2.08, 2.10, 3.01 through 3.13, 4.02, Article 6, Sections 7.01 through 7.15, 9.01 through 9.05 and 10.02, and Articles 11 and 12, if any series of Convertible Securities includes more than one tranche, all provisions of such sections applicable to any series of Convertible Securities shall be deemed equally applicable to each tranche of any series of Convertible Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to Section 2.03.  In particular, and without limiting the scope of the next preceding sentence, any of the provisions of such sections which provide for or permit action to be taken with respect to a series of Convertible Securities shall also be deemed to provide for and permit such action to be taken instead only with respect to Convertible Securities of one or more tranches within that series (and such provisions shall be deemed satisfied thereby), even if no comparable action is taken with respect to Convertible Securities in the remaining tranches of that series.

Section 2.15.          Computation of Interest.  Except as otherwise specified pursuant to Section 2.03 for Convertible Securities of any series, interest on the Convertible Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.16.          ERISA.  No Convertible Securities may be sold or otherwise transferred unless the purchaser or transferee of such Convertible Securities represents, or is deemed to represent, that on each day from the date of acquisition through and including the date of disposition either (i) it is not an employee benefit plan or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), a governmental or other plan subject to substantially similar federal, state or local law (“Similar Law”), an entity whose underlying assets include “plan assets” by reason of any such plan’s investment in the entity or otherwise (each, a “Plan”) or acting on behalf of or investing the assets of any such Plan or (ii) it is eligible for the exemptive relief available under Section 408(b)(17) of ERISA, Section 4975(d)(20) of the Code or Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 (or similar exemption from Similar Law) with respect to the acquisition, holding and disposition of the Convertible Securities.  Any such representation or deemed representation may be evidenced by a representation or deemed representation contained in a legend on the Convertible Securities in the form approved by the Company.

ARTICLE 3

REDEMPTION, SUBSTITUTION, VARIATION, REPURCHASE AND CONVERSION

Section 3.01.          Prior Approval of Regulator.  Any redemption, substitution, variation or purchase of the Convertible Securities in accordance with the terms of this Indenture or any applicable indenture supplemental hereto may be subject to the Company and the Guarantor receiving the prior approval of the Guarantor’s primary regulator in Switzerland, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”).

Section 3.02.          Applicability of Redemption Provisions.  The provisions of Sections 3.02 to 3.08 (inclusive) shall be applicable to the Convertible Securities of any series which are redeemable before their maturity except as otherwise specified as contemplated by Section 2.03 for Convertible Securities of such series in any indenture supplemental hereto.

Section 3.03.          Notice of Redemption; Partial Redemptions.  Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part in accordance with the terms of this Indenture or any applicable indenture supplemental hereto shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 calendar days prior to the date fixed for redemption to such Holders of Registered Securities of such series at their last addresses as they shall appear upon the Security Register of the Company.  Notice of redemption to the Holders of Unregistered Securities of any series to be redeemed as a whole or in part, who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act, shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least 30 calendar days and not more than 60 calendar days prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Company, the Trustee shall make such information available to the Company for such purpose).  Notice of redemption to all other Holders of Unregistered Securities of any series to be redeemed as a whole or in part in accordance with the terms of this Indenture or any applicable indenture supplemental hereto shall be published in an Authorized Newspaper in The City of New York and in an Authorized Newspaper in Luxembourg, in each case, once in each of three successive calendar weeks, the first publication to be not less than 30 calendar days nor more than 60 calendar days prior to the date fixed for redemption.  Any notice which is mailed or published in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.  Failure to give notice by mail, or any defect in the notice to the Holder of any Convertible Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Convertible Security of such series.

The notice of redemption to each such Holder shall specify the principal amount of each Convertible Security of such series held by such Holder to be redeemed, the CUSIP, CINS or ISIN of the Convertible Securities to be redeemed, the date fixed for redemption, the redemption price (or if not then ascertainable the manner of calculation thereof), the place or places of payment, that payment will be made upon presentation and surrender of such Convertible Securities and, in the case of Convertible Securities with Coupons attached thereto, of all Coupons appertaining thereto maturing after the date fixed for redemption, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue.  In case any Convertible Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Convertible Security, a new Convertible Security or Convertible Securities of such series and tenor in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Convertible Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s or the Guarantor’s request, by the Trustee in the name and at the expense of the Company or the Guarantor; provided, however, that the Company or the Guarantor shall have delivered to the Trustee, at least 45 days prior to the date of redemption (or such shorter period as may be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

On or before 10:00 a.m., New York City time, on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying and Conversion Agents (or, if the Company is acting as its own Paying and Conversion Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to redeem on the redemption date all the Convertible Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.

If all of the outstanding Convertible Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 10 calendar days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.03 (or such shorter period as shall be acceptable to the Trustee) an Officers’ Certificate stating that all such Convertible Securities are to be redeemed.  If less than all the outstanding Convertible Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 15 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.03 (or such shorter period as shall be acceptable to the Trustee) an Officers’ Certificate stating the aggregate principal amount of such Convertible Securities to be redeemed.  In case of a redemption at the election of the Company (a) prior to the expiration of any restriction on such redemption or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Convertible Securities or elsewhere in this Indenture, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers’ Certificate stating that such redemption is not prohibited by such restriction or that such condition has been complied with.  If less than all the Convertible Securities of a series are to be redeemed, the Trustee shall select, pro rata, by lot or in such manner as it shall deem appropriate and fair, Convertible Securities of such series to be redeemed in whole or in part.  Convertible Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Convertible Securities of such series or any multiple thereof.  The Trustee shall promptly notify the Company and the Guarantor in writing of the Convertible Securities of such series selected for redemption and, in the case of any Convertible Securities of such series selected for partial redemption, the principal amount thereof to be redeemed.  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Convertible Securities shall relate, in the case of any Convertible Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Convertible Security which has been or is to be redeemed.

Section 3.04.          Payment of Convertible Securities Called for Redemption.  If notice of redemption has been given as above provided, the Convertible Securities or portions of Convertible Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to (but not including) the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Convertible Securities at the redemption price, together with interest accrued to such date) interest on the Convertible Securities or portions of Convertible Securities so called for redemption shall cease to accrue, and the unmatured Coupons, if any, appertaining thereto shall be void and, except as provided in Sections 8.11, 9.04 and 9.05, such Convertible Securities shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Convertible Securities except the right to receive the redemption price thereof and unpaid interest to (but not including) the date fixed for redemption.

On presentation and surrender of such Convertible Securities at a place of payment specified in said notice, together with all Coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Convertible Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Convertible Securities with Coupons attached thereto, to the Holders of the Coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.04 and 2.13 hereof.  If any Convertible Security called for redemption shall not be so paid upon surrender thereof for redemption, the Principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by such Convertible Security.

If any Convertible Security with Coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon or Coupons may be waived by the Company, the Guarantor and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

Upon presentation of any Convertible Security of any series redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to or on the order of the Holder thereof, at the expense of the Company, a new Convertible Security or Convertible Securities of such series and tenor (with any unmatured Coupons attached), each having a Guarantee executed by the Guarantor endorsed thereon, of authorized denominations, in principal amount equal to the unredeemed portion of the Convertible Security so presented.

Section 3.05.          Exclusion of Certain Convertible Securities from Eligibility for Selection for Redemption.  Convertible Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an Authorized Person of the Company and delivered to the Trustee at least 60 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company, (b) the Guarantor or (c) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor.

Section 3.06.          Repurchase at the Option of the Holders; Conversion.  Unless otherwise specified in any applicable indenture supplemental hereto, the Holders of Convertible Securities may not require the Company to repurchase such Convertible Securities prior to maturity, or to convert Convertible Securities into ordinary shares or American depositary shares, as applicable.

Section 3.07.          Redemption upon the Occurrence of Certain Events. Upon the occurrence of certain triggering events specified in any applicable indenture supplemental hereto (which may include but shall not be limited to, regulatory events, taxation events, takeover events or capital events), the Company may, in accordance with the provisions of this Indenture and any applicable indenture supplemental hereto, redeem all, but not some only, of the Convertible Securities of any series, together with any accrued but unpaid interest to (but excluding) the relevant redemption date.

Notwithstanding anything in this Article 3 to the contrary, the Company may not give notice of redemption of the Convertible Securities of any series if mandatory conversion of the Convertible Securities of such series has been triggered, as described in Section 3.12 and in any applicable indenture supplemental hereto.

Section 3.08.          No Redemption in Cash If Conversion Has Been Triggered.  Notwithstanding anything in this Article 3 to the contrary, the Company may not give notice of redemption in cash of the Convertible Securities pursuant to this Article 3 if mandatory conversion of the Convertible Securities has been triggered, as described in any applicable indenture supplemental hereto.

Section 3.09.          Purchases.  The Company or the Guarantor (or any Subsidiary of the Guarantor) may at any time purchase or procure others to purchase beneficially for its account Convertible Securities in any manner and at any price.

Section 3.10.          Substitution or Variation of Terms.

(a)           Upon the occurrence of certain triggering events (which may include, but shall not be limited to, regulatory events, taxation events, takeover events or capital events) and in accordance with provisions, in each case specified in any applicable indenture supplemental hereto, the Company may, without any requirement for the consent or approval of the Holders or the Trustee, either substitute all, but not some only, of the Convertible Securities of a series for another series of Convertible Securities, or vary the terms of all, but not some only, of the Convertible Securities of such series, in order to meet or continue to meet certain regulatory requirements; provided that the right of any Holder to receive payment of the Principal of and interest on any Convertible Security, on or after the respective due dates for such payment, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; and, provided further, that none of the changes described in Section 10.02(a)-(d) shall be effected with regard to the Convertible Securities of any Holder without the consent of such Holder.  In connection with any substitution or variation in accordance with this Section 3.10, the Company shall comply with the rules of any stock exchange, if any, on which the Convertible Securities are for the time being listed or admitted to trading.

(b)           Notice of such substitution or variation shall be given in accordance with Section 15.02 to the Holders of the Convertible Securities of such series and to the Trustee at least 30 calendar days and not more than 60 calendar days prior to the date fixed for such substitution or variation.  Any notice which is mailed or published in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

The notice of substitution or variation to each such Holder shall specify the Convertible Security of such series held by such Holder to be substituted or varied, the manner in which the

Convertible Securities (or the terms thereof) are to be substituted or varied, the CUSIP, CINS or ISIN of the Convertible Securities to be substituted or varied, the date fixed for substitution or variation and the manner of presentation and surrender of such Convertible Securities.

The notice of substitution or variation of Convertible Securities of any series to be substituted or varied at the option of the Company shall be given by the Company or, at the Company’s or the Guarantor’s request, by the Trustee in the name and at the expense of the Company or the Guarantor; provided, however, that the Company or the Guarantor shall have delivered to the Trustee, at least 45 calendar days prior to the date of substitution or variation (or such shorter period as may be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

(c)           Notwithstanding anything to the contrary in Section 3.10, any variation in terms or the terms of any substitution will be set forth in a supplemental indenture authorized by Section 10.01 and complying with and entered into in accordance with the provisions of Article 10.

Section 3.11.          Substitution of Company.

(a)           The Company may at any time, without the consent of the Holders or the Trustee, substitute the Guarantor for itself as principal obligor under the Convertible Securities of a series, provided that no payment in respect of the Convertible Securities of such series is at the relevant time overdue, on the terms and subject to the conditions, if any, set forth in any indenture supplemental hereto.  In order to give effect to such substitution, the Company shall give no more than 30 calendar days nor less than 10 calendar days notice of the Substitution Date to the Trustee and the Holders of such Convertible Securities in accordance with Section 15.02.  With effect from the Substitution Date, the Guarantor will, without the need for the amendment of existing, or the entry into of additional, documentation, be substituted as, and assume all of the obligations of the Company as, principal obligor under the Convertible Securities of such series.  From the Substitution Date, references herein, and in any indenture supplemental hereto, to “the Company” shall be construed accordingly and references to “Guernsey” shall, unless the context otherwise requires, be construed as references to “Switzerland.”  The Guarantor shall indemnify each Holder of the Convertible Securities of such series against any stamp, registration, transfer, documentary or other similar tax, duty, assessment or governmental charge that is imposed on such Holder, by (or by any authority in or of) Switzerland and that would not have been so imposed had the substitution not been made, as well as against any cost or expense incurred by such Holder relating to the substitution, including, but not limited to, legal costs, if any.  The Guarantor shall ensure that all action, conditions and requirements to be taken, fulfilled and done (including the obtaining of any necessary consents or the entering into of a deed poll to effect substitution) to ensure that the substitution creates valid, legally binding and enforceable obligations of the Guarantor have been taken, fulfilled and done and are in full force and effect.  The Guarantor undertakes to the Holders that after a substitution, if any, the Guarantor will assume all the obligations of the Company as a principal obligor under the Convertible Securities.

(b)           In the event of a reorganization or similar proceeding involving the interposition of a limited liability company between the shareholders of the Guarantor, immediately prior to such reorganization, and the Guarantor, as set forth in an indenture supplemental hereto, the Company shall, and shall cause the Guarantor to, but subject as provided in Section 3.11(a) without the consent of Holders or the Trustee, enter into such agreements and arrangements and make such amendments to the terms of the Convertible Securities and the Guarantee as are necessary to ensure that following such reorganization or similar proceeding, the Convertible Securities shall be convertible into ordinary shares of the newly formed company mutatis mutandis as provided in this Indenture and any applicable indenture supplemental hereto.  Upon the occurrence of such a reorganization or similar proceeding, the other obligations of the Company hereunder and/or the Guarantor under the Guarantee shall be unaffected. Notwithstanding anything to the contrary contained in this Section 3.11(b), any such amendment shall be set forth in a supplemental indenture authorized by Section 10.01 and complying with and entered into in accordance with the provisions of Article 10.

Section 3.12.          Conversion.  Upon the occurrence of certain triggering events specified in any applicable indenture supplemental hereto with respect to a series of Convertible Securities (which may include, but shall not be limited to, regulatory events or capital events), at any time while the Convertible Securities of such series are outstanding, the Convertible Securities of such series shall, subject to and as provided in this Section 3.12 and in such indenture supplemental hereto, be redeemed, in whole but not in part, and settled by the delivery of new fully paid ordinary shares or American depositary shares, as specified in such indenture supplemental hereto, to a reputable independent financial institution, trust company or similar entity to be appointed by the Company in such indenture supplemental hereto (the “Settlement Shares Depository”) on behalf of the Holders of such Convertible Securities on the date specified therefor in such indenture supplemental hereto.  Receipt by the Settlement Shares Depository of the ordinary shares or, if so provided in an applicable indenture supplemental hereto, American depositary shares, shall be a good and complete discharge of the Company’s obligations in respect of such Convertible Securities and those of the Guarantor under the Guarantee thereof.

Pursuant to Section 2.03, one or more indentures supplemental hereto with respect to a series of Convertible Securities will specify the circumstances giving rise to any triggering events, the price at which the Convertible Securities of such series may convert (including any adjustments thereto), the manner of calculation of the record date for purposes of conversion, the place or places where the Registered Securities of such series may be surrendered for conversion and details of the arrangement for the settlement of the conversion, including whether or not there is to be a sale of the ordinary shares or American depositary shares, as applicable).

Following the occurrence of a triggering event but prior to the delivery of ordinary shares or American depositary shares (as applicable) to the Settlement Shares Depository, Holders of such Convertible Securities shall have recourse only to the Company or, in accordance with and under the provisions of the Guarantee of such Convertible Securities, to the Guarantor, for the issue and delivery of ordinary shares or American depositary shares (as applicable) to the Settlement Shares Depository.  After such delivery to the Settlement Shares Depository, Holders of such Convertible Securities shall have recourse only to the Settlement

Shares Depository for the delivery to them of such ordinary shares or American depositary shares, as applicable.

Upon conversion, the Company shall, or shall ensure that the Guarantor shall, pay to the Holders of such Convertible Securities any interest accrued up to (but excluding) the date of conversion in respect of such Convertible Securities.

Section 3.13.          Cancellation.  All Convertible Securities redeemed, converted or exchanged by the Company pursuant to this Article 3 will forthwith be cancelled in accordance with Section 2.11.  All Convertible Securities purchased by or on behalf of the Company or the Guarantor or any Subsidiary of the Guarantor may be held, reissued, resold or, at the option of the Guarantor or the Company or any such Subsidiary, surrendered for cancellation to the Trustee.  Convertible Securities so surrendered shall be cancelled forthwith.  Any Convertible Securities so surrendered for cancellation may not be reissued or resold and the obligations of the Company and the Guarantor in respect of any such Convertible Securities shall be discharged upon such cancellation of such Convertible Securities.

ARTICLE 4

COVENANTS

Section 4.01.          Payment of Convertible Securities.  The Company shall pay the Principal (unless the Convertible Securities have been previously converted, redeemed, exchanged for shares or American depositary shares or purchased and cancelled) of and interest on the Convertible Securities, including accrued interest due for any periods between an interest payment date and the date of redemption, conversion or exchange for shares or American depositary shares, on the dates and in the manner provided in the Convertible Securities, this Indenture and any applicable indenture supplemental hereto.  The interest on Convertible Securities with Coupons attached (together with any Additional Amounts payable pursuant to the terms of such Convertible Securities) shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature.  The interest on any temporary Unregistered Securities (together with any Additional Amounts payable pursuant to the terms of such Convertible Securities) shall be paid, as to the installments of interest evidenced by Coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Unregistered Securities for notation thereon of the payment of such interest.  The interest on Registered Securities (together with any Additional Amounts payable pursuant to the terms of such Convertible Securities) shall be payable only to the Holders thereof and at the option of the Company may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register of the Company.

Notwithstanding any provisions of this Indenture and the Convertible Securities of any series to the contrary, if the Company and a Holder of any Registered Security so agree or if expressly provided pursuant to Section 2.03, payments of interest on, and any portion of the Principal of, such Holder’s Registered Security (other than interest payable at maturity or on any redemption, conversion, exchange or repayment date or the final payment of Principal of such Convertible Security) shall be made by the Paying and Conversion Agent, upon receipt from the

Company of immediately available funds by 11:00 a.m., New York City time (or such other time as may be agreed to between the Company and the Paying and Conversion Agent), directly to the Holder of such Convertible Security (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal surrenders the same to the Trustee in exchange for a Convertible Security or Convertible Securities aggregating the same principal amount as the unredeemed principal amount of the Convertible Securities surrendered.  The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 4.01 unless a new instruction is delivered 15 days prior to a payment date.  The Company will indemnify and hold each of the Trustee and any Paying and Conversion Agent harmless against any loss, liability or expense (including reasonable attorneys’ fees) resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or from making any payment in accordance with any such agreement.

The Company shall pay interest on overdue Principal, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Convertible Securities.

Section 4.02.          Maintenance of Office or Agency.  The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Convertible Securities may be surrendered for registration of transfer, conversion or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Convertible Securities and this Indenture may be served; and the Guarantor will maintain in the Borough of Manhattan, The City of New York, an office or agency where Convertible Securities may be presented for payment, conversion or exchange under the Guarantees endorsed thereon and where notices and demands to or upon the Guarantor in respect of the Guarantee and this Indenture may be served.  The Company and the Guarantor hereby initially designate the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, The City of New York, as such office or agency of the Company.  The Company and the Guarantor will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company or the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 15.02.

The Company and the Guarantor will maintain one or more agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Convertible Securities of any series are listed) where the Unregistered Securities, if any, of each series and Coupons, if any, appertaining thereto may be presented for payment or for payment under the Guarantees endorsed thereon, as the case may be.  No payment on any Unregistered Security or Coupon or the Guarantee endorsed thereon will be made upon presentation of the same at an agency of the Company or the Guarantor within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless, pursuant to applicable United States laws and regulations then in effect, such payment can be made without adverse tax consequences to the Company or the Guarantor.  Notwithstanding the foregoing, if full payment in United States Dollars (“Dollars”) at each agency maintained by the Company or the Guarantor outside the United States for payment on such Unregistered Securities or Coupons appertaining thereto or the Guarantees endorsed thereon, as the case may be, is illegal or effectively precluded by exchange controls or other similar restrictions, payments in Dollars of Unregistered Securities of any series, Coupons appertaining thereto or the Guarantee endorsed thereon which are payable in Dollars may be made at an agency of the Company or the Guarantor maintained in the Borough of Manhattan, The City of New York.

The Company and the Guarantor may also from time to time designate one or more other offices or agencies where the Convertible Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve either the Company or the Guarantor of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Company or the Guarantor, as applicable, will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.          Certificate to Trustee.  The Company and the Guarantor each will furnish to the Trustee annually, on or before a date not more than four months after the end of its fiscal year (which, on the date hereof, in the case of each of the Company and the Guarantor, is a calendar year), a brief certificate (which need not contain the statements required by Section 15.04) from its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Company or the Guarantor, as the case may be, with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) which certificate shall comply with the requirements of the Trust Indenture Act.

Section 4.04.          Reports by the Company and the Guarantor.  The Company and the Guarantor each covenant to:

(a)           file with the Trustee, within 15 days after the Company or the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports which the Company or the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance of the Company and of the Guarantor with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates);

(b)           file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)                                  transmit by mail to the Holders of Convertible Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to clauses (a) and (b) of this Section 4.04 as may be required by rules and regulations prescribed from time to time by the Commission.

Section 4.05.                             Disclosure of Names and Addresses of Holders.

(a)                                  The Company will furnish or cause to be furnished to the Trustee:

(i)                                     semiannually, not later than 15 days after each record date, as defined in Section 2.04, for the Convertible Securities of each series at the time outstanding, a list in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities as of such record date, or if there is no record date for interest for such series of Convertible Securities, semiannually, upon such dates as are set forth in any applicable indenture supplemental hereto authorizing such series, and

(ii)                                  at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, that, so long as the Trustee is the Registrar, no such list shall be required to be furnished.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in this Section 4.05 and the names and addresses of Holders received by the Trustee in its capacity as Registrar.  The Trustee may destroy any list furnished to it as provided in this Section 4.05 upon receipt of a new list so furnished.

(b)                                 The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Convertible Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c)                                  Every Holder of Securities or Coupons, by receiving and holding the same, agrees with the Company, the Guarantor and the Trustee that neither the Company, the Guarantor nor the Trustee nor any Authenticating Agent nor any Paying and Conversion Agent nor any Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Convertible Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 4.06.                             Covenant to Repay and Trustee’s Requirements.

(a)                                  The Company covenants with the Trustee that it will, in accordance with this Indenture, on the maturity date, or on such earlier date as the same or any part thereof may become due and repayable under this Indenture and any Indenture supplemental hereto, pay or procure to be paid unconditionally to or to the order of the Trustee in immediately available funds the principal amount of the relevant series of the Convertible Securities repayable on that date together with any applicable premium and accrued interest, or Additional Amounts, if any, and shall in the meantime and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid (i) interest (which shall accrue from day to day) on the principal amount of the relevant series of Convertible Securities on each relevant interest payment date and (ii) any other type of interest on the due date therefor;  provided that payment made in the manner provided for herein shall operate in satisfaction pro tanto of the relevant covenant of the Company in this Section 4.06 except to the extent there is a default in the subsequent payment thereof to the Holders in accordance with this Indenture.

(b)                                 The Trustee will hold the benefit of these covenants on trust for the Holders and itself in accordance with this Indenture.

(c)                                  At any time after a Default, an Event of Default or a Covenant Enforcement Event shall have occurred in relation to a particular series of Convertible Securities, and is continuing, or the Trustee receives any money it proposes to pay to Holders or the Convertible Securities of a particular series that shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Section 7.11 to the Holders, the Trustee may:

(i)                                     by notice in writing to the Company, the Guarantor, the Paying and Conversion Agent, and, where applicable, the Registrar, require the Paying and Conversion Agent and, where applicable, the Registrar to deliver up all Convertible Securities of such series and all sums, documents and records held by them in respect of Convertible Securities of such series to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Paying and Conversion Agent or, where applicable, the Registrar, is obliged not to release by any law or regulation; and

(ii)                                  by notice in writing to the Company and the Guarantor require the Company and the Guarantor to make all subsequent payments in respect of the Company to or to the order of the Trustee and not to the Paying and Conversion Agent; with effect from the issue of any such notice to the Company and the Guarantor, and until such notice is withdrawn, the proviso set forth in Section 4.06(a) above shall cease to have effect.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01.                             When the Company May Merge, Etc.  The Company shall not amalgamate with, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person

(other than with or into the Guarantor or any Subsidiary of the Guarantor) or permit any Person to amalgamate with, consolidate with or merge with or into the Company unless:

(a)                                  either (x) the Company shall be the continuing Person or (y) the Person (if other than the Company) formed by such consolidation or into which the Company is amalgamated or merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Convertible Securities and under this Indenture and any applicable indenture supplemental hereto and the Company shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and

(b)                                 the Company shall have delivered to the Trustee an Officers’ Certificate to the effect that immediately after giving effect to such transaction, no Default shall have occurred and be continuing and an Opinion of Counsel as to the matters set forth in Section 5.01(a)(y).

Section 5.02.                             Successor Substituted.

(a)                                  Upon any amalgamation, consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such amalgamation or consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and any applicable indenture supplemental hereto with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person, except in the case of a lease, shall be relieved of all obligations and covenants under this Indenture and any applicable indenture supplemental hereto and the Convertible Securities.

(b)                                 The Company may at any time, without the consent of the Holders or the Trustee, substitute the Guarantor for itself as principal obligor under the Convertible Securities in accordance with and subject to the provisions of Section 3.11(a).

ARTICLE 6

THE GUARANTEE BY AND COVENANTS OF THE GUARANTOR

Section 6.01.                             Guarantee.  The Guarantor by its execution of this Indenture hereby agrees with each Holder of the Convertible Securities authenticated and delivered by the Trustee, and with the Trustee, on behalf of each such Holder, to be unconditionally bound by the terms and provisions of the Guarantee set forth below and authorizes the Company to confirm such Guarantee to the Holder of each such Convertible Security by its execution and delivery of each such Convertible Security, with such Guarantee endorsed thereon, authenticated and delivered by the Trustee.

If any applicable indenture supplemental hereto so provides, the Guarantee may be subordinated.  The Guarantee to be endorsed on the Convertible Securities, if the Guarantee is subordinated, as described in Article 12 and in one or more indentures supplemental hereto, shall be in substantially the form set forth below:

“SUBORDINATED GUARANTEE

OF

CREDIT SUISSE GROUP AG

For value received, Credit Suisse Group AG, a company organized under the laws of Switzerland, having its principal executive offices at Paradeplatz 8, CH-8001, Zurich, Switzerland (herein called the “Guarantor,” which term includes any Person who is a successor Guarantor under the Indenture referred to in the Convertible Security upon which this Guarantee is endorsed), subject to the prior payment in full of all its existing and future indebtedness ranking senior to the indebtedness evidenced hereby and to the subordination provisions contained in Article 12 of the Indenture, hereby fully and unconditionally guarantees to the Holder of the Convertible Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder (i) the due and punctual payment of the Principal of and interest on (and any other sums from time to time expressed to be payable by the Company in respect of) such Convertible Security when and as the same shall become due and payable, whether on the stated maturity, by declaration of acceleration, where applicable, call for redemption or otherwise and (ii) the delivery of the Guarantor’s shares or American depositary shares (or any monetary claim in respect thereof), if applicable, in each case according to the terms thereof and of the Indenture and any indenture supplemental thereto referred to therein.  In case of the failure of Credit Suisse Group (Guernsey) III Limited, a Guernsey incorporated non-cellular company limited by shares (herein called the “Borrower,” which term includes any successor Person under such Indenture), to punctually make any such payment of Principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the stated maturity date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Borrower and to deliver the Guarantor’s shares or American depositary shares (or any monetary claim in respect thereof), if applicable, in each case subject to the subordination provisions contained in Article 12 of the Indenture and any indenture supplemental thereto and according to the terms thereof and of the Indenture and any indenture supplemental thereto referred to therein.

The indebtedness evidenced by this Guarantee is, to the extent provided in the Indenture and any indenture supplemental thereto, subordinate and junior in right of payment to the prior payment in full of all indebtedness ranking senior to the indebtedness evidenced hereby, and this Guarantee is issued subject to the subordination provisions of Article 12 of the Indenture and of any indenture supplemental thereto with respect thereto. The Holder of the Convertible Security upon which this Guarantee is endorsed, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (iii) appoints the Trustee his, her or its attorney-in-fact for any and all such purposes.  The Holder hereof, by his, her or its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture and of any indenture supplemental thereto by each holder of indebtedness ranking senior to the indebtedness evidenced hereby, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Subject to the subordination provisions of Article 12 of the Indenture and of any indenture supplemental thereto, the Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Convertible Security or such Indenture and of any indenture supplemental thereto, any failure to enforce the provisions of such Convertible Security or such Indenture and of any indenture supplemental thereto, or any waiver, modification or indulgence granted to the Borrower with respect thereto, by the Holder of such Convertible Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or Guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the Principal amount of such Convertible Security, or increase the interest rate thereon, or alter the stated maturity date thereof.  The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest or notice with respect to such Convertible Security or the indebtedness evidenced thereby required under such Convertible Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the Principal of and interest on such Convertible Security. This Guarantee is a guarantee of payment and not of collection.

The Guarantor shall be subrogated to all rights of the Holder of such Convertible Security and the Trustee against the Borrower in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the Principal of and interest on all Convertible Securities of the same series issued under such Indenture and any indenture supplemental thereto shall have been paid in full.

No reference herein to such Indenture and to any indenture supplemental thereto and no provision of this Guarantee or of such Indenture or any indenture supplemental thereto shall alter or impair the guarantees of the Guarantor which, subject to the subordination provisions of Article 12 of the Indenture and of any indenture supplemental thereto, are absolute and unconditional, of the due and punctual payment of the Principal of and interest on the Convertible Security upon which this Guarantee is endorsed and of the delivery of the Guarantor’s shares or American depositary shares (or any monetary claim in respect thereto), if applicable, in each case according to the terms thereof and of the Indenture and any indenture supplemental thereto referred to therein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Convertible Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be governed by and construed in accordance with English law, except that the provisions relating to the status and degree of subordination of the Guarantee are governed by, and shall be construed in accordance with, the laws of Switzerland.

Executed and dated the date on the face hereof.

CREDIT SUISSE GROUP AG,
as the Guarantor

By:
Name:
Title:

By:
Name:
Title:

The Guarantee to be endorsed on the Convertible Securities, if the Guarantee is not subordinated, as described in one or more indentures supplemental hereto, shall be in substantially the form set forth below:

“GUARANTEE

OF

CREDIT SUISSE GROUP AG

For value received, Credit Suisse Group AG, a company organized under the laws of Switzerland, having its principal executive offices at Paradeplatz 8, CH-8001, Zurich, Switzerland (herein called the “Guarantor,” which term includes any Person who is a successor Guarantor under the Indenture referred to in the Convertible Security upon which this Guarantee is endorsed), hereby fully and unconditionally guarantees to the Holder of the Convertible Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder (i) the due and punctual payment of the Principal of and interest on (and any other sums from time to time expressed to be payable by the Company in respect of) such Convertible Security when and as the same shall become due and payable, whether on the stated maturity, by declaration of acceleration, where applicable, call for redemption or otherwise and (ii) the delivery of the Guarantor’s shares or American depositary shares (or any monetary claim in respect thereof), if applicable, in each case according to the terms thereof and of the Indenture and any indenture supplemental thereto referred to therein.  In case of the failure of Credit Suisse Group (Guernsey) III Limited, a Guernsey incorporated non-cellular company limited by shares (herein called the “Borrower,” which term includes any successor Person under such Indenture), to punctually make any such payment of Principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the stated maturity date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Borrower and to deliver the Guarantor’s shares or American depositary shares (or any monetary claim in respect thereof), if applicable, in each case according to the terms thereof and of the Indenture and any indenture supplemental thereto referred to therein.

The indebtedness evidenced by this Guarantee is ranked equally and pari passu with all other unsecured and unsubordinated debt of the Guarantor.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Convertible Security or such Indenture and of any indenture supplemental thereto, any failure to enforce the provisions of such Convertible Security or such Indenture and of any indenture supplemental thereto, or any waiver, modification or indulgence granted to the Borrower with respect thereto, by the Holder of such Convertible Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or Guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the Principal amount of such Convertible Security, or increase the interest rate thereon, or alter the stated maturity date thereof.  The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest or notice with respect to such Convertible Security or the indebtedness evidenced thereby or required under such Convertible Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the Principal of and interest on such Convertible Security. This Guarantee is a guarantee of payment and not of collection.

The Guarantor shall be subrogated to all rights of the Holder of such Convertible Security and the Trustee against the Borrower in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the Principal of and interest on all Convertible Securities of the same series issued under such Indenture and any indenture supplemental thereto shall have been paid in full.

No reference herein to such Indenture and to any indenture supplemental thereto and no provision of this Guarantee or of such Indenture or of any indenture supplemental thereto shall alter or impair the guarantees of the Guarantor which are absolute and unconditional, of the due and punctual payment of the Principal of and interest on the Convertible Security upon which this Guarantee is endorsed and of the delivery of the Guarantor’s shares or American depositary shares (or any monetary claim in respect thereto), if applicable, in each case according to the terms thereof and of the Indenture and any indenture supplemental thereto referred to therein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Convertible Security shall have been manually executed by or on behalf of the Trustee under such Indenture or under any indenture supplemental thereto.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be governed by and construed in accordance with English law.

Executed and dated the date on the face hereof.

CREDIT SUISSE GROUP AG,
as the Guarantor

By:
Name:
Title:

By:
Name:
Title:

Section 6.02.          When the Guarantor May Merge, Etc.  The Guarantor shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than with or into the Company) or permit any Person to merge with or into the Guarantor unless:

(a)           either (x) the Guarantor shall be the continuing Person or (y) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or that acquired or leased such property and assets of the Guarantor shall expressly assume, by a supplemental indenture, executed and delivered to the Company and to the Trustee, all of the obligations of the Guarantor on the Guarantee and under this Indenture and the Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Guarantor or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and

(b)           the Guarantor shall have delivered to the Trustee an Officers’ Certificate to the effect that immediately after giving effect to such transaction, no Default shall have occurred and be continuing and an Opinion of Counsel as to the matters set forth in Section 6.02(a)(y).

Section 6.03.          Successor Substituted.  Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Guarantor in accordance with Section 6.02 of this Indenture, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter the predecessor Person, except in the case of a lease, shall be relieved of all obligations and covenants under this Indenture and the Convertible Securities.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.01.          Events of Default Under Subordinated Convertible Securities.  This Section 7.01 shall apply to any series of Convertible Securities that are subordinated in right of payment as described in Article 11 and/or to any series of Convertible Securities with a Guarantee endorsed thereon that is subordinated as described in Article 12 (or, in each case, in any indenture supplemental hereto) for so long as any Convertible Securities of such series remain outstanding.

(a)           Events of Default Relating to the Company.  This Section 7.01(a) shall apply for so long as the Company is the issuer of the Convertible Securities and the Guarantor has not been substituted as principal obligor under the Convertible Securities pursuant to the provisions of Section 3.11 or otherwise.  This Section 7.01(a) shall apply without prejudice to any additional rights of Holders under the Guarantee.

(i)            Company Events of Default.  An event of default relating to the Company (each a “Company Subordinated Event of Default”) shall occur with respect to the Convertible Securities of any series in the following circumstances:

(1)           default is made in the payment of any Principal of the Convertible Securities of such series when the same becomes due or payable; or

(2)           default is made for a period of 30 days or more in the payment of any interest due in respect of the Convertible Securities of such series; or

(3)           an order is made or a resolution is passed for the winding-up, dissolution or liquidation of the Company or the Guarantor (other than a winding-up which has been approved previously by each of the Holders of the Convertible Securities of such series or, with respect to the Company, an Arrangement and Reconstruction that has been entered into to facilitate an amalgamation, consolidation, merger, sale, conveyance, transfer or lease of property and assets under and in accordance with Article 5)

(ii)           Proceedings for Winding-up.  If a Company Subordinated Event of Default with respect to the Convertible Securities of any series occurs and is continuing, the Trustee or the Holders of the Convertible Securities of such series, subject to Sections 7.06, 7.07 and 7.08, may, at its or their discretion, institute proceedings for the winding-up, dissolution or liquidation of the Company and/or prove in the winding-up, dissolution or liquidation of the Company and/or claim in the dissolution or liquidation of the Company for the relevant payment, but may, without prejudice to its or their rights under the Guarantee, take no further or other action to enforce, prove or claim for any such payment.  No payment in respect of the Convertible Securities of such series may be made by the Company pursuant to Section 7.01(a)(i) above, nor will the Trustee or any Holder accept the same, otherwise than during or after a winding-up, dissolution, administration or liquidation of the Company, unless the Company has given prior written notice to, and received no objection from, FINMA, which the Company shall confirm in writing to the Trustee and Paying and Conversion Agent.

(iii)          Enforcement.  Without prejudice to Section 7.01(a)(i), if the Company defaults in the performance of or breaches any covenant or agreement of the Company (other than any payment obligation of the Company under or arising from this Indenture or any indenture supplemental hereto, including, without limitation, payment of any principal or premium or interest in respect of the Convertible Securities or including any damages awarded for breach of any obligations) in this Indenture with respect to any Convertible Security of such series or in the Convertible Securities of such series and such default or breach continues for a period of 60 days after written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the outstanding Convertible Securities of all series affected thereby voting as a single class, then the Trustee or the Holders of the Convertible Securities of such series, subject to Sections 7.06, 7.07 and 7.08, may, at their discretion, institute such proceedings against the Company as they may think fit to enforce any term or condition binding on the Company under this Indenture and any indenture supplemental hereto with respect to which the Company is in default (other than any payment obligation of the Company under or arising from this Indenture and any indenture supplemental hereto, including, without limitation, payment of any principal or premium or interest in respect of the Convertible Securities or including any damages awarded for breach of any obligations).  However, in no event shall the Guarantor, by virtue of the institution of any such proceedings, be obliged to pay any sum or sums, in cash or otherwise, sooner than the same would otherwise have been payable by it or the Company pursuant to this Indenture or any indenture supplemental hereto.  Nothing in this Section 7.01(a)(iii) shall, however, prevent the Trustee or any Holder instituting proceedings for the winding-up, administration, dissolution or liquidation of the Company, proving in any winding-up of the Company and/or claiming in any liquidation, administration or dissolution of the

Company in respect of any payment obligations of the Company or the Guarantor arising from or in respect of this Indenture, any indenture supplemental hereto or the Guarantee (including any damages awarded for breach of any obligations).

(b)           Events of Default Relating to the Guarantor.

(i)            An event of default relating to the Guarantor following a Substitution Date with respect to any series of Convertible Securities or relating to the Guarantor prior to a Substitution Date under the Guarantee (each, a “Guarantor Subordinated Event of Default” and, together with the Company Subordinated Event of Default, “Subordinated Events of Default”) will occur with respect to the Convertible Securities of any series in the following circumstances:

(1)           the Guarantor fails to make any payment of Principal of the Convertible Securities of such series in respect of the Convertible Securities on or after the date on which such payment is due, or

(2)           the Guarantor fails to make any payment of interest in respect of the Convertible Securities of such series for a period of 30 days or more after the date on which such payment is due;  or

(3)           an involuntary case or other proceeding shall be commenced against the Guarantor, with respect to the Guarantor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Guarantor or for any substantial part of the property and assets of the Guarantor, and such involuntary case or other proceedings shall remain undismissed and unstayed for a period of 60 days, except that the issuance of a writ of payment (Zahlungsbefehl) under the Swiss debt enforcement and bankruptcy laws shall not constitute such involuntary case or proceeding for the purpose of this Section 7.01(b); or an order for relief shall be entered against the Guarantor for the purpose of this Section 7.01(b); or an order for relief shall be entered against the Guarantor under any bankruptcy, insolvency or other similar law now or hereafter in effect; or

(4)           the Guarantor (x) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (y) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Guarantor for all or substantially all of the property and assets of the Guarantor, or (z) effects any general assignment for the benefit of creditors.

(ii)           Upon the occurrence of a Guarantor Subordinated Event of Default, the payment obligations on the Convertible Securities (in the case of Section 7.01(b)(i)(1) and (2) above, only in respect of the payments referred to in Section 7.01(b)(i)(1) and (2)) as described in this indenture or in any indenture supplemental hereto shall be deemed due and payable (fällige) payment obligations of the Guarantor, and if such payment has not been made within the statutory period after the Holder, subject to the provisions of Sections 7.06, 7.07 and 7.08, or the Trustee has formally requested payment and a writ of payment (Zahlungsbefehl) has been issued as provided by the Swiss insolvency laws, such Holder, subject to the provisions of Sections 7.06, 7.07 and 7.08 or the Trustee may institute proceedings against the Guarantor in Switzerland (but not elsewhere) to enforce its rights under Swiss insolvency laws.

(iii)          Subject to the provisions of Sections 7.06, 7.07 and 7.08, in the event of an insolvency proceeding in Switzerland, the Trustee and the Holders will have a claim on either a senior or a subordinated basis, as described in Article 12 and in any applicable indenture supplemental hereto, for an amount equal to the principal amount of such Convertible Securities together with any accrued but unpaid interest thereon and the Guarantor shall not (1) after having received the writ of payment (Zahlungsbefehl), argue or plead that the payment obligations are not due and payable by the Guarantor and (2) prior to the declaration of bankruptcy (or similar proceeding under Swiss insolvency laws), make any payment to the Holder or the Trustee.

(iv)          Enforcement.  Without prejudice to Section 7.01(b)(i), if the Guarantor defaults in the performance of or breaches any other covenant or agreement of the Guarantor (other than any payment obligation of the Guarantor under or arising from this Indenture or any indenture supplemental hereto, including, without limitation, payment of any principal or premium or interest in respect of the Convertible Securities or Guarantees or including any damages awarded for breach of any obligations) in this Indenture with respect to any Convertible Security or Guarantee of such series or in the Convertible Securities or Guarantees of such series and such default or breach continues for a period of 60 days after written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder has been given to the Guarantor by the Trustee or to the Guarantor and the Trustee by the Holders of 25% or more in aggregate principal amount of the outstanding Convertible Securities of all series affected thereby voting as a single class, then the Trustee or the Holders of the Convertible Securities of such series, subject to Sections 7.06, 7.07 and 7.08, may, at their discretion, institute such proceedings against the Guarantor as they may think fit to enforce any term or condition binding on the Guarantor under this Indenture and any indenture supplemental hereto with respect to such series and with respect to which the Guarantor is in default (other than any payment obligation of the Guarantor under or arising from this Indenture and any indenture supplemental hereto, including, without limitation, payment of any principal or premium or interest in respect of the Convertible Securities or Guarantees or including any damages awarded for breach of any obligations).  However, in no event shall the Guarantor, by virtue of the institution of any such proceedings, be obliged to pay any sum or sums, in cash or otherwise, sooner than the same would otherwise have been payable by it or the Company pursuant to this Indenture or any indenture supplemental hereto.  Nothing in this Section 7.01(b)(iv) shall, however, prevent the Trustee or any Holder instituting proceedings for the winding-up, dissolution or liquidation of the Guarantor, proving in any winding-up of the Guarantor and/or claiming in any liquidation or dissolution of the Guarantor in respect of any payment obligations of the Company or the Guarantor arising from or in respect of this

Indenture, any indenture supplemental hereto or the Guarantee (including any damages awarded for breach of any obligations).

(c)           Extent of Holder’s Remedy.  No remedy against the Company or the Guarantor, other than as referred to in these Sections 7.01(a) and (b) and Section 7.04, shall be available to the Trustee or any Holder for the recovery of amounts owing in respect of the Convertible Securities.

(d)           Notwithstanding anything in this Section 7.01 to the contrary, other Events of Default may be established pursuant to Section 2.03 with respect to the Convertible Securities of any series or any Guarantee endorsed thereon.

Section 7.02.          Events of Default Under Senior Convertible Securities.  This Section 7.02 shall apply to any series of Convertible Securities that are not subordinated in right of payment as described in Article 11 or to any series of Convertible Securities with a Guarantee endorsed thereon that is not subordinated as described in Article 12 (or, in each case, in any indenture supplemental hereto) for so long as any Convertible Securities of such series remain outstanding.  Each of the following events shall be, with respect to the Convertible Securities of any series, a “Senior Event of Default” (and, together with the Subordinated Events of Default, the “Events of Default”):

(a)           default in the payment by the Company or the Guarantor, as applicable, of all or any part of the Principal of any Convertible Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption, repurchase, or otherwise;

(b)           default in the payment by the Company or the Guarantor, as applicable, of any interest on any Convertible Security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(c)           a default or breach by the Company or the Guarantor, as applicable, of any other covenant or agreement of the Company or the Guarantor, as applicable, in this Indenture with respect to any Convertible Security of such series or in the Convertible Securities of such series and such default or breach continues for a period of 60 days after written notice thereof specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, has been given to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of 25% or more in aggregate principal amount of the Convertible Securities of all series affected thereby, voting as a single class;

(d)           commencement of an involuntary case or other proceeding against the Company, with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or for any substantial part of the property and assets of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company, under any bankruptcy, insolvency or other similar law now or hereafter in effect;

(e)           commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Company’s consent to the entry of an order for relief in an involuntary case under any such law, or its consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company, or any general assignment by the Company for the benefit of creditors;

(f)            commencement of an involuntary case or other proceeding against the Guarantor, with respect to the Guarantor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Guarantor or for any substantial part of the property and assets of the Guarantor, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, except that the issuance of a writ of payment (Zahlungsbefehl) under the Swiss debt enforcement and bankruptcy laws shall not constitute such involuntary case or proceeding for the purpose of this clause; or an order for relief shall be entered against the Guarantor, under any bankruptcy, insolvency or other similar law now or hereafter in effect;

(g)           commencement by the Guarantor of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Guarantor’s consent to the entry of an order for relief in an involuntary case under any such law, or its consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company, or any general assignment by the Guarantor for the benefit of creditors; or

(h)           any other Event of Default established pursuant to Section 2.03 with respect to the Convertible Securities of such series or any Guarantee endorsed thereon occurs.

Section 7.03.          Acceleration.

(a)           If a Subordinated Event of Default described in Sections 7.01(a)(i)(3) or 7.01(b)(i)(3) or (4) or a Senior Event of Default described in Sections 7.02(a) or (b) with respect to the Convertible Securities of any series then outstanding or any Guarantee endorsed thereon occurs and is continuing, then, and in each and every such case, except for any series of Convertible Securities the Principal of which or, in the case of the Guarantee, the Guarantee endorsed thereon shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Convertible Securities of any such affected series then outstanding hereunder (each such series treated as a separate class) by notice in writing to the Company and to the Guarantor (and to the Trustee if given by Securityholders), may declare the entire principal amount of all Convertible Securities of such affected series, or such portion of the Principal or interest as may be specified in the applicable indenture supplemental hereto, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

(b)           If a Senior Event of Default described in Section 7.02(c) or (h) with respect to the Convertible Securities of one or more but not all series then outstanding, occurs and is continuing, then, and in each and every such case, except for any series of Convertible Securities the Principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Convertible Securities of all such affected series then outstanding hereunder (treated as a single class) by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire Principal amount and the interest accrued thereon, if any, of all Convertible Securities of all such affected series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

(c)           If a Senior Event of Default described in Section 7.02(d), (e), (f) or (g) occurs and is continuing, then the Principal amount of all such Convertible Securities then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

(d)           If a Senior Event of Default described in Section 7.02(c) or (h) with respect to the Convertible Securities of all series then outstanding, occurs and is continuing, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all Convertible Securities of all series then outstanding hereunder except for any series of Convertible Securities the Principal of which shall have already become due and payable (treated as a single class) by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire Principal amount of all Convertible Securities of all series then outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

(e)           The foregoing provisions, however, are subject to the condition that if, at any time after the principal amount of the Convertible Securities of any series (or of all the Convertible Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company or the Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Convertible Securities of each such series (or of all the Convertible Securities, as the case may be) and the Principal of any and all Convertible Securities of each such series (or of all the Convertible Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such Principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Convertible Securities of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing to the Trustee under Section 8.07, and if any and all Events of Default under this Indenture or any applicable indenture supplemental hereto, other than the non-payment of the Principal of Convertible Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the then outstanding Convertible Securities of all such series that have been accelerated (voting as a single class), by written notice to the Company, to the Guarantor and to the Trustee, may waive all defaults with respect to all such series (or with respect to all the Convertible Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Section 7.04.          Other Remedies.  If a payment default, a Covenant Enforcement Event or an Event of Default with respect to the Convertible Securities of any series occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of Principal of and interest on the Convertible Securities of such series or to enforce the performance of any provision of the Convertible Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Convertible Securities or does not produce any of them in the proceeding.

Section 7.05.          Waiver of Past Defaults.  Subject to Sections 7.03, 7.08 and 10.02, and on or after a Substitution Date, if Swiss law then so requires, subject to the mandatory provisions of Swiss law in relation to meetings of Holders, the Holders of at least a majority in principal of the outstanding Convertible Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default, Event of Default, any other default, or any Covenant Enforcement Event with respect to the Convertible Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Convertible Security as specified in Section 7.01(a)(i)(1) or (2), Section 7.01(b)(i)(1) or (2) or Sections 7.02(a) or (b) or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Convertible Security affected.  Upon any such waiver, such Default or default shall cease to exist, and any Event of Default or Covenant Enforcement Event with respect to the Convertible Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or default or Event of Default or Covenant Enforcement Event or impair any right consequent thereto.

Section 7.06.          Control by Majority.  Subject to Sections 8.01 and 8.02(e), and on or after a Substitution Date, if Swiss law then so requires, subject to the mandatory provisions of Swiss law in relation to meetings of Holders, the Holders of at least a majority in aggregate principal amount of the outstanding Convertible Securities of all series affected (voting as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Convertible Securities of such series by this Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Convertible Securities pursuant to this Section 7.06.

Section 7.07.          Limitation on Suits.  On or after a Substitution Date, if Swiss law then so requires, subject to the mandatory provisions of Swiss law in relation to meetings of Holders, no Holder of any Convertible Security of any series may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Convertible Securities of such series or any Guarantee endorsed thereon, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder has previously given to the Trustee written notice of a continuing Event of Default or a Covenant Enforcement Event with respect to the Convertible Securities of such series or any Guarantee endorsed thereon;

(b)           the Holders of at least 25% in aggregate principal amount of outstanding Convertible Securities of all such series affected shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or a Covenant Enforcement Event in its own name as Trustee hereunder;

(c)           such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Convertible Securities of all such affected series have not given the Trustee a direction that is inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 7.08.          Rights of Holder to Receive Payment.  Notwithstanding any other provision of this Indenture, and on or after a Substitution Date, if Swiss law then so requires, subject to the mandatory provisions of Swiss law in relation to meetings of Holders, the right of any Holder of a Convertible Security to receive payment of Principal of or interest, if any, on such Holder’s Convertible Security, or any Guarantee endorsed thereon, on or after the respective due dates expressed on such Convertible Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.09.          Collection Suit by Trustee.  If an Event of Default with respect to the Convertible Securities of any series, or any Guarantee endorsed thereon, in payment of Principal or interest specified in Sections 7.01(a) or (b) or Section 7.02 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and the Guarantor for the whole amount of Principal of, and accrued interest remaining unpaid on, together with interest on overdue Principal of, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest on, the Convertible Securities of such series, in each case at the rate specified in such Convertible Securities, and such further amount as shall be sufficient to cover all amounts owing to the Trustee under Section 8.07.

Section 7.10.          Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 8.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Convertible Securities), the Guarantor, the creditors of the Company or the Guarantor, or the property of the Company or the Guarantor and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of the Convertible Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 8.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Convertible Securities, the Guarantee or the rights of any Holder under the Convertible Securities or the Guarantee, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11.          Application of Proceeds.  Any moneys collected by the Trustee pursuant to this Article in respect of the Convertible Securities of any series shall be held in trust and applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of Principal or interest, upon presentation of the several Convertible Securities and Coupons appertaining to such Convertible Securities in respect of which moneys have been collected and noting thereon the payment, or issuing Convertible Securities of such series and tenor in reduced principal amounts in exchange for the presented Convertible Securities of such series and tenor if only partially paid, or upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 8.07 applicable to the Convertible Securities of such series in respect of which moneys have been collected;

SECOND:  Subject to Articles 11 and 12, in case the Principal of the Convertible Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Convertible Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Convertible Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD:  Subject to Articles 11 and 12, in case the Principal of the Convertible Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Convertible Securities of such series for Principal and interest, with interest upon the overdue Principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Convertible Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the

Convertible Securities of such series, then to the payment of such Principal and interest, without preference or priority of Principal over interest, or of interest over Principal, or of any installment of interest over any other installment of interest, or of any Convertible Security of such series over any other Convertible Security of such series, ratably to the aggregate of such Principal and accrued and unpaid interest; and

FOURTH:  To the payment of the remainder, if any, to the Company, or to the extent the Trustee collects any amount pursuant to the Guarantee, the Guarantor, or any other person lawfully entitled thereto.

Section 7.12.          Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, the Guarantor, Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.13.          Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Convertible Securities of any series, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 7.13 does not apply to a suit by a Holder pursuant to Section 7.08 or a suit by Holders of more than 10% in principal amount of the outstanding Convertible Securities of such series.

Section 7.14.          Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Convertible Securities in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.15.          Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 8

TRUSTEE

Section 8.01.          General.  The rights, duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein.  Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Indenture. Where there are any inconsistencies between the Trustee Act 1925 and/or the Trustee Act 2000 and the provisions of this Indenture and/or the Trust Indenture Act, the provisions of this Indenture and/or the Trust Indenture Act shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 1925 and/or the Trustee Act 2000, the provisions of this Indenture and/or the Trust Indenture Act shall constitute a restriction or exclusion for the purposes of that Act.  Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 8.  The Trustee, prior to the occurrence of an Event of Default or a Covenant Enforcement Event of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Events of Default or Covenant Enforcement Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.  If an Event of Default or a Covenant Enforcement Event to the actual knowledge of a Responsible Officer of the Trustee has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Section 8.02.          Certain Rights of Trustee.  Subject to Sections 315(a) through (d) of the Trust Indenture Act:

(a)           The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any Officers’ Certificate, Opinion of Counsel (or both), resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to Section 15.04, if applicable. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.  Subject to Sections 8.01 and 8.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

(c)           The Trustee may act through its attorneys, agents, custodians and nominees not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian and nominee appointed with due care by it hereunder.

(d)           Any request, direction, order or demand of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company or the Guarantor or any committee thereof may be evidenced to the Trustee by a Board Resolution of the Company or the Guarantor, as the case may be.

(e)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction.

(f)            The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 7.06 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(g)           The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon.

(h)           Prior to the occurrence of an Event of Default or a Covenant Enforcement Event hereunder and after the curing or waiving of all Events of Default or Covenant Enforcement Events, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officers’ Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Convertible Securities of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent employed to act pursuant to the terms of this Indenture.

(j)            In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)           The Trustee may request that the Company and/or the Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l)            In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(m)          The Trustee shall not be charged with knowledge of any Default or any Event of Default or any other default or any Covenant Enforcement Event unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or default or Covenant Enforcement Event or (ii) written notice of such Default or Event of Default or default or any Covenant Enforcement Event shall have been given to the Trustee by the Company or any other obligor on the Convertible Securities, or by any Holder of the Convertible Securities.

(n)           In no event shall the Trustee be deemed to be or required to act as a “representative for the community of creditors” within the meaning of Article 1158 of the Swiss Code of Obligations.

Section 8.03.          Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Convertible Securities and may otherwise deal with the Company, the Guarantor or their respective affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Sections 310(b) and 311 of the Trust Indenture Act.  For purposes of Sections 311(b)(4) and (6) of the Trust Indenture Act, the following terms shall mean:

(a)           “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)           “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company or the Guarantor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or the Guarantor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 8.04.          Trustee’s Disclaimer.  The recitals contained herein and in the Convertible Securities (except the Trustee’s certificate of authentication) shall be taken as statements of the Company or the Guarantor and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same.  Neither the Trustee nor any of its agents (i) makes any representation as to the validity or adequacy of this Indenture, the Convertible Securities or the Guarantees and (ii) shall be accountable for the Company’s or the Guarantor’s use or application of the proceeds from the Convertible Securities or for monies paid over to the Company or the Guarantor pursuant to the Indenture.

Section 8.05.          Notice of Default.  If any Default with respect to the Convertible Securities of any series occurs and is continuing and if such Default is known to the actual knowledge of a Responsible Officer of the Trustee, the Trustee shall give to each Holder of Convertible Securities of such series notice of such Default within 90 days after it occurs (i) if any Unregistered Securities of such series are then outstanding, to the Holders thereof, by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in Luxembourg and (ii) to all Holders of Convertible Securities of such series in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such Default shall have been cured or waived before the mailing or publication of such notice; provided, however, that, except in the case of a Default in the payment of the Principal of or interest on any Convertible Security, the Trustee shall be fully protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 8.06.          Reports by Trustee to Holders.  Within 60 days after each May 1, beginning with May 1, 2012, provided that any Convertible Securities are outstanding hereunder, the Trustee shall mail to each Holder as and to the extent provided in Section 313(c) of the Trust Indenture Act a brief report complying with Section 313(a) of the Trust Indenture Act dated as of such May 1,  if required by such Section.  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company.  The Company will promptly notify the Trustee of the listing or de-listing of the Convertible Securities on any stock exchange.  The Trustee will also comply with Section 313(b) of the Trust Indenture Act.

Section 8.07.          Compensation and Indemnity.  The Company, or failing which, the Guarantor, shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services.  The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust.  The Company, or failing which, the Guarantor, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents, counsel and other persons not regularly in its employ.

The Company, or failing which, the Guarantor, shall indemnify the Trustee and its officers, directors, employees and Agents for, and hold it and them harmless against, any and all loss, damage, claim or liability or expense (including reasonable legal fees and expenses) plus taxes (other than taxes based on the income of the Trustee) incurred by it or them without fraud, negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and the Convertible Securities or the issuance of the Convertible Securities or a series thereof or the trusts hereunder and the performance of its duties under this Indenture and the Convertible Securities, including the costs and expenses of defending itself against or investigating any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Convertible Securities.

To secure the Company’s and the Guarantor’s payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Convertible Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Principal of, and interest on particular Convertible Securities.

The obligations of the Company and the Guarantor under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy, insolvency or similar law or the earlier resignation or removal of the Trustee.  Such additional indebtedness shall be a senior claim to that of the Convertible Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Convertible Securities or Coupons, and the Convertible Securities are hereby subordinated to such senior claim.  Without prejudice to any other rights available to the Trustee under applicable law, if the Trustee renders services and incurs expenses following an Event of Default or Covenant Enforcement Event, the parties hereto and the Holders by their acceptance of the Convertible Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy, insolvency or similar law.

Section 8.08.          Replacement of Trustee.  A resignation or removal of the Trustee as Trustee with respect to the Convertible Securities of any series and appointment of a successor Trustee as Trustee with respect to the Convertible Securities of any series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.08.

The Trustee may resign as Trustee with respect to the Convertible Securities of any series at any time by so notifying the Company and the Guarantor in writing.  The Holders of a majority in principal amount of the outstanding Convertible Securities of any series may remove the Trustee as Trustee with respect to the Convertible Securities of such series by so notifying the Trustee in writing and may, in accordance with the following paragraph, appoint a successor Trustee with respect thereto with the consent of the Company.  The Company may remove the Trustee as Trustee with respect to the Convertible Securities of any series if: (i) the Trustee is no longer eligible under Section 8.10 of this Indenture; (ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed as Trustee with respect to the Convertible Securities of any series, or if a vacancy exists in the office of the Trustee with respect to the Convertible Securities of any series for any reason, the Company shall promptly appoint a successor Trustee with respect thereto.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Convertible Securities of such series may appoint a successor Trustee in respect of such Convertible Securities to replace the successor Trustee appointed by the Company.  If the successor Trustee with respect to the Convertible Securities of any series does not deliver its written acceptance required by the next succeeding paragraph of this Section 8.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Company, the Company or the Holders of a majority in principal amount of the outstanding Convertible Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

A successor Trustee with respect to the Convertible Securities of any series shall deliver a written acceptance of its appointment to the retiring Trustee, to the Company and to the Guarantor.  Immediately after the delivery of such written acceptance, subject to the lien provided for in Section 8.07 and subject to the payment of any and all amounts then due and owing to the retiring Trustee, (i) the retiring Trustee shall transfer all property held by it as Trustee in respect of the Convertible Securities of such series to the successor Trustee, (ii) the resignation or removal of the retiring Trustee in respect of the Convertible Securities of such series shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee in respect of the Convertible Securities of such series under this Indenture.

Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

The Company shall give notice of any resignation and any removal of the Trustee with respect to the Convertible Securities of any series and each appointment of a successor Trustee in respect of the Convertible Securities of such series to all Holders of Convertible Securities of such series.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.  Notwithstanding replacement of the Trustee with respect to the Convertible Securities of any series pursuant to this Section 8.08, the Company’s and the Guarantor’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.09.          Successor Trustee by Merger, Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein; provided that such successor Trustee shall be otherwise qualified and eligible under this Article 8.

Section 8.10.          Eligibility.  This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a) of the Trust Indenture Act.  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 8.11.          Money and other Assets Held in Trust.  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 9 of this Indenture.

The Trustee shall not realize any U.S. Government Obligations deposited with it, or to its order, or reinvest them in other assets; other than for the purposes of making payments hereunder.

Section 8.12.          Disqualification, Conflicting Interests.  If the Trustee has or shall acquire any conflicting interest, as defined in this Section 8.12, with respect to the Convertible Securities of any series, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign with respect to the Convertible Securities of that series in the manner and with the effect hereinafter specified in this Article.  In the event that the Trustee shall fail to comply with the provisions of the preceding sentence with respect to the Convertible Securities of any series, the Trustee shall, within ten days after the expiration of such 90-day period, give notice of such failure to the Holders in the manner and to the extent provided in Section 15.02, subject to its right to seek a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the Trust Indenture Act.  For the purposes of this Section 8.12, the term “conflicting interest” shall have the meaning specified in Section 310(b) of the Trust Indenture Act.  In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Convertible Securities of any series, there shall be excluded Convertible Securities of any particular series of Convertible Securities other than that series.

ARTICLE 9

DISCHARGE OF INDENTURE

Section 9.01.          Defeasance within One Year of Payment.  Except as otherwise provided in this Section 9.01, or as otherwise specified in any indenture supplemental hereto, with regard to any series of Convertible Securities, the Company or the Guarantor may terminate the obligations of the Company and the Guarantor under the Convertible Securities of any series, the Guarantee and this Indenture with respect to Convertible Securities of such series if:

(a)           all Convertible Securities of such series previously authenticated and delivered (other than destroyed, lost or wrongfully taken Convertible Securities of such series that have been replaced or paid or Convertible Securities of such series that are paid pursuant to Section 4.01 or Convertible Securities of such series for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company or the Guarantor, as provided in Section 9.05) have been delivered to the Trustee for cancellation and the Company (or the Guarantor pursuant to the Guarantee) has paid all sums payable by it hereunder; or

(b)           (i)            the Convertible Securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Company or the Guarantor irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Convertible Securities for that purpose, money sufficient or U.S. Government Obligations, which through the payment of Principal and interest thereon will be sufficient, or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay the Principal of and interest on the Convertible Securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, and (iii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to the Convertible Securities of such series have been complied with and further stating that such deposit will not be in contravention of Articles 11 and 12 hereof or any indenture supplemental hereto contemplated by such Articles or any term or provision of any agreement creating or evidencing indebtedness ranking senior to the indebtedness evidenced hereby.

With respect to the foregoing clause (a), only the Company’s and the Guarantor’s obligations under Section 8.07 in respect of the Convertible Securities of such series shall survive.  With respect to the foregoing clause (b), only the obligations of the Company and the Guarantor in Sections 2.02 through 2.12, 4.02, 8.07, 8.08, 9.04 and 9.05, as applicable, in respect of the Convertible Securities of such series and the Guarantee thereof shall survive until such Convertible Securities of such series are no longer outstanding.  Thereafter, only the obligations of the Company and the Guarantor in Sections 8.07, 9.04 and 9.05, as applicable, in respect of the Convertible Securities of such series and the Guarantee thereof shall survive.  After any such irrevocable deposit, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Guarantor under the Convertible Securities of such series, the Guarantee thereof and this Indenture with respect to the Convertible Securities of such series except for those surviving obligations specified above.

Section 9.02.          Defeasance.  Except as provided below, or as otherwise specified in an indenture supplemental hereto with regard to any series of Convertible Securities, the Company will be deemed to have paid and the Company and the Guarantor will be discharged from any and all obligations in respect of the Convertible Securities of any series and the Guarantee thereof, and the provisions of this Indenture will no longer be in effect with respect to the Convertible Securities of such series and the Guarantee thereof (and the Trustee, at the expense of the Company and the Guarantor, shall execute proper instruments acknowledging the same); provided that the following conditions shall have been satisfied:

(a)           the Company or the Guarantor has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Convertible Securities of such series, for payment of the Principal of and interest on the Convertible Securities of such series, money sufficient or U.S. Government Obligations, which through the payment of principal and interest thereon will be sufficient, or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment to pay and discharge the Principal of and accrued interest on the outstanding Convertible Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(b)           such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor, as the case may be, is a party or by which it is bound or be in contravention of Articles 11 and 12 hereof or any indenture supplemental hereto contemplated by such Articles or any term or provision of any agreement creating or evidencing indebtedness ranking senior to the indebtedness evidenced hereby;

(c)           no Default, Event of Default, any other default or any Covenant Enforcement Event with respect to the Convertible Securities of such series shall have occurred and be continuing on the date of such deposit;

(d)           the Company shall have delivered to the Trustee either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Convertible Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such discharge under this Section 9.02 and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above; and

(e)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 9.02 of the Convertible Securities of such series have been complied with.

The obligations of the Company and the Guarantor in Sections 2.02 through 2.12, 4.02, 8.07, 8.08, 9.04 and 9.05, as applicable, with respect to the Convertible Securities of such series and the Guarantee thereof shall survive until such Convertible Securities are no longer outstanding.  Thereafter, only the obligations of the Company and the Guarantor in Sections 8.07, 9.04 and 9.05, as applicable, shall survive.

Section 9.03.          Covenant Defeasance.  Unless otherwise specified in an applicable indenture supplemental hereto with regard to any series of Convertible Securities, the Company and the Guarantor may omit to comply with any specific covenant relating to such series provided for in a supplemental indenture pursuant to Section 2.03 which may by its terms be defeased pursuant to this Section 9.03, and such omission shall be deemed not to be an Event of

Default or Covenant Enforcement Event, with respect to the outstanding Convertible Securities of a series if:

(a)           the Company or the Guarantor has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Convertible Securities of such series, for payment of the Principal of and interest, if any, on the Convertible Securities of such series, money sufficient or U.S. Government Obligations, which through the payment of principal and interest thereon will be sufficient, or a combination thereof in an amount sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment to pay and discharge the Principal of and interest on the outstanding Convertible Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(b)           such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor, as the case may be, is a party or by which it is bound or be in contravention of Articles 11 and 12 hereof or any indenture supplemental hereto contemplated by such Articles or any term or provision of any agreement creating or evidencing indebtedness ranking senior to the indebtedness evidenced hereby;

(c)           no Default, Event of Default, any other default or any Covenant Enforcement Event with respect to the Convertible Securities of such series shall have occurred and be continuing on the date of such deposit;

(d)           the Company has delivered to the Trustee an Opinion of Counsel to the effect that such Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(e)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the covenant defeasance contemplated by this Section 9.03 of the Convertible Securities of such series have been complied with.

Section 9.04.          Application of Trust Money.  Subject to Section 9.05, the Trustee or Paying and Conversion Agent shall hold in trust money or U.S. Government Obligations (or the proceeds thereof) deposited with it pursuant to Section 9.01, 9.02 or 9.03, as the case may be, in respect of the Convertible Securities of any series and shall apply the deposited money and the proceeds from deposited U.S. Government Obligations in accordance with the Convertible Securities of such series and this Indenture to the payment of Principal of and interest on the Convertible Securities of such series as the Trustee may determine, either directly or through any Paying Agent; but such money need not be segregated from other funds except to the extent required by law.  The Company, and failing which, the Guarantor, agrees to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01, 9.02 or 9.03 or the Principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Convertible Securities.

Section 9.05.          Repayment to Company and the Guarantor.  Subject to Sections 8.07, 9.01, 9.02 and 9.03, the Trustee and the Paying and Conversion Agent shall promptly pay to the Company or to the Guarantor, as the case may be, upon request set forth in an Officers’ Certificate any money originally paid by a party making such request held by them at any time and not required to make payments hereunder and thereupon shall be relieved from all liability with respect to such money.  The Trustee and the Paying and Conversion Agent shall pay to the Company or to the Guarantor, as the case may be, upon written request any money originally paid by a party making such request held by them and required to make payments hereunder that remains unclaimed for two years; provided that the Trustee or such Paying and Conversion Agent before being required to make any payment may cause to be published at the expense of the Company or the Guarantor, as the case may be, once in an Authorized Newspaper in The City of New York and once in an Authorized Newspaper in Luxembourg or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company or to the Guarantor, as the case may be.  After payment to the Company or to the Guarantor, Holders entitled to such money must look to the Company or to the Guarantor, as the case may be, for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying and Conversion Agent with respect to such money shall cease.

ARTICLE 10

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01.        Without Consent of Holders.  The Company, the Guarantor and the Trustee may amend or supplement this Indenture, the Guarantee or the Convertible Securities of any series without notice to or the consent of any Holder:

(a)           to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders;

(b)           to comply with Articles 5 or Sections 6.02 or 6.03;

(c)           to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(d)           to evidence and provide for the acceptance of appointment hereunder with respect to the Convertible Securities of any or all series by a successor Trustee;

(e)           to establish the form or forms or terms of Convertible Securities of any series or of the Coupons appertaining to such Convertible Securities as permitted by Section 2.03, including to add to or modify the terms of the subordination of any such series from those set forth in Article 11 hereof;

(f)            to establish the form or forms or terms of the Guarantee of any series of Convertible Securities, including to add to or modify the terms of the subordination of any such series from those set forth in Article 12 hereof;

(g)           to provide for uncertificated or Unregistered Securities and to make all appropriate changes for such purpose;

(h)           to provide for a further guarantee from a third party on outstanding Convertible Securities of any series and the Convertible Securities of any series that may be issued under this Indenture;

(i)            to give effect to the provisions relating to the conversion or exchange of Convertible Securities of a series upon the occurrence of the triggering events specified therefor in the related indenture supplemental hereto entered into  pursuant to Sections 2.03 and 3.12;

(j)            to give effect to the substitution or variation of the terms of the Convertible Securities of a series in accordance with Section 3.10 and the related indenture supplemental hereto entered into pursuant to Sections 2.03 and 3.10

(k)           to give effect to the substitution of the issuer in accordance with Section 3.11 with respect to the Convertible Securities of a series and the related indenture supplemental hereto entered into pursuant to Sections 2.03 and 3.11 and to give effect to any other change to this Indenture and the Guarantee with respect to such Convertible Securities or to such Convertible Securities contemplated by Section 3.11 and such indenture supplemental hereto; or

(l)            to make any change that does not materially and adversely affect the rights of any Holder.

Notwithstanding anything in this Section 10.01 to the contrary, on or after a Substitution Date, if Swiss law then so requires, the mandatory provisions of Swiss law in relation to meetings of Holders shall apply and prevail, where necessary in order to comply with mandatory Swiss law, in the case of any conflict with the provisions of this Section 10.01.

Section 10.02.        With Consent of Holders.  Subject to Sections 7.05 and 7.08, without prior notice to any Holders, the Company, the Guarantor and the Trustee may amend this Indenture, the Guarantee and the Convertible Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Convertible Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Convertible Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company and the Guarantor with any provision of this Indenture, the Guarantee or the Convertible Securities of such series.

Notwithstanding the provisions of this Section 10.02, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 7.05, may not:

(a)           extend the stated maturity of the Principal of or any installment of interest on, such Holder’s Convertible Security, or reduce the Principal thereof or the rate of interest thereon, or adversely affect the rights of such Holder under any mandatory redemption, repurchase, exchange or conversion provision or any right of redemption or repurchase at the option of such Holder or the amount thereof provable in bankruptcy, insolvency or similar proceeding, or change any place of payment where, or the currency in which, any Principal or the interest thereon is payable, modify any right, as defined in any applicable indenture supplemental hereto, to convert or exchange such Holder’s Convertible Security for another security to the detriment of the Holder, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor;

(b)           reduce the percentage in principal amount of outstanding Convertible Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of this Indenture or certain Defaults, Events of Default, other defaults or Covenant Enforcement Events and their consequences provided for in this Indenture;

(c)           waive a Default in the payment of Principal of or interest on any Convertible Security of such Holder by the Company or the Guarantor pursuant to the terms of the Guarantee endorsed thereon; or

(d)           modify any of the provisions of this Section 10.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Convertible Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Convertible Securities, or which modifies the rights of Holders of Convertible Securities of such series with respect to such covenant or provision, including provisions relating to the conversion of the Convertible Securities, shall be deemed not to affect the rights under this Indenture of the Holders of Convertible Securities of any other series or of the Coupons appertaining to such Convertible Securities.

It shall not be necessary for the consent of any Holder under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company will mail supplemental indentures to Holders upon request.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Notwithstanding anything in this Section 10.02 to the contrary, on or after a Substitution Date, if Swiss law then so requires, the mandatory provisions of Swiss law in relation to meetings of Holders shall apply and prevail, where necessary in order to comply with mandatory Swiss law, in the case of any conflict with the provisions of this Section 10.02.

Section 10.03.        Revocation and Effect of Consent.  Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Convertible Security or portion of a Convertible Security that evidences the same debt as the Convertible Security of the consenting Holder, even if notation of the consent is not made on any Convertible Security.  However, any such Holder or subsequent Holder may revoke the consent as to its Convertible Security or portion of its Convertible Security.  Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver shall become effective with respect to any Convertible Securities affected thereby on receipt by the Trustee of written consents from the requisite Holders of outstanding Convertible Securities affected thereby.

The Company may, but shall not be obligated to, fix a record date (which may be not less than 10 nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Convertible Securities of any series affected entitled to consent to any amendment, supplement, waiver or other action to be taken by Holders hereunder.  If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement, waiver or other action or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement, waiver or other such action becomes effective with respect to the Convertible Securities of any series affected thereby, it shall bind every Holder of such Convertible Securities unless it is of the type described in any of clauses (a) through (d) of Section 10.02.  In case of an amendment or waiver of the type described in clauses (a) through (d) of Section 10.02, the amendment or waiver shall bind each such Holder who has consented to it and every subsequent Holder of a Convertible Security that evidences the same indebtedness as the Convertible Security of the consenting Holder.

Section 10.04.        Notation on or Exchange of Convertible Securities.  If an amendment, supplement or waiver changes the terms of any Convertible Security, the Trustee may require the Holder thereof to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Convertible Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Convertible Security of such series thereafter authenticated.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Convertible Security shall issue and the Trustee shall authenticate a new Convertible Security of the same series and tenor that reflects the changed terms.

Section 10.05.        Trustee to Sign Amendments, Etc.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 10 is authorized or permitted by this Indenture, stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture constitutes the legal, valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to customary exceptions.  Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee.  The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.06.        Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article 10 shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 11

STATUS AND SUBORDINATION OF THE CONVERTIBLE SECURITIES

Section 11.01.        Status.  One or more indentures supplemental to this Indenture may provide that the payment of the Principal of and interest on a series of Convertible Securities are subordinated, to the extent and in the manner provided in this Article 11 and, pursuant to Section 2.03, in the more specific manner to be described in the applicable indenture supplemental hereto, to the right of payment in full to certain other present and future obligations of the Company (such subordinated Convertible Securities, “Subordinated Securities”).  Any Subordinated Securities will constitute direct, unsecured and subordinated obligations of the Company and, subject to any obligations mandatorily preferred by law, shall rank pari passu and without any preference among themselves.  The rights and claims of the Holders of any series of Subordinated Securities are subordinated as described in this Article 11 and any applicable indenture supplemental hereto with respect to such series.  The term “Holder” as used in this Article 11 shall mean the Holder of a Subordinated Security.

Section 11.02.        Holders to be Subrogated to Rights of Senior Indebtedness. Subject to the payment (or provision made for payment) in full in cash or cash equivalents of all the Company’s indebtedness ranking senior in right of payment to the indebtedness evidenced by the Subordinated Securities, such senior indebtedness to be described more fully in any applicable indenture supplemental hereto in accordance with Section 2.03 (such indebtedness, “Senior Indebtedness”), the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Subordinated Securities shall be paid in full, in cash or cash equivalents and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article 11 and any applicable indenture supplemental hereto, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 11 and any applicable indenture supplemental hereto are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand. If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 or any applicable indenture supplemental hereto shall have been applied, pursuant to the provisions of this Article 11, to the payment of amounts payable under Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or cash equivalents.

Section 11.03.        Obligations of the Company Unconditional.  Nothing contained in this Article 11 or elsewhere in this Indenture, any applicable indenture supplemental hereto or in the Subordinated Securities is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the Principal of and interest on the Subordinated Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture or any applicable indenture supplemental hereto, subject to the rights, if any, under this Article 11 or any applicable indenture supplemental hereto, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.  Notwithstanding anything to the contrary in this Article 11 or elsewhere in this Indenture, any applicable indenture supplemental hereto or in the Subordinated Securities, upon any distribution of assets of the Company referred to in this Article 11 or in any such indenture supplemental hereto, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which a dissolution, winding up, liquidation, désastre, administration, arrangement or reconstruction proceeding involving the Company or its assets is pending, or a certificate of the liquidator, administrator, commissioner or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative of such holder or a trustee under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued) to establish that such notice has been given by a holder of such Senior Indebtedness or such representative or trustee on behalf of such holder.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

Section 11.04.        Trustee Entitled to Assume Payments not Prohibited in Absence of Notice.  The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee with respect to the Subordinated Securities or any deposit contemplated by Section 11.05 unless and until a Responsible Officer of the Trustee shall have received, no later than three Business Days prior to such payment or deposit, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative or trustee therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to assume that no such fact exists.

Section 11.05.        Application by Trustee of Assets Deposited with it.  Money or U.S. Government Obligations (and the proceeds thereof) deposited in trust by the Company with the Trustee pursuant to and in accordance with Section 9.01, 9.02 or 9.03 shall be for the sole benefit of the Holders and, to the extent (i) the making of such deposit by the Company shall not have been in contravention of any term or provision of any agreement creating or evidencing Senior Indebtedness and (ii) allocated for the payment of Subordinated Securities, shall not be subject to the subordination provisions of this Article 11 or any applicable indenture supplemental hereto.  Otherwise, any deposit of assets by the Company with the Trustee or any Paying and Conversion Agent (whether or not in trust) for the payment of Principal of or interest on any Subordinated Securities shall be subject to the provisions of this Article 11 or any applicable indenture supplemental hereto; provided, that, if prior to the third Business Day preceding the date of such deposit the Trustee or such Paying and Conversion Agent shall not have received with respect to such deposit the written notice provided for in Section 11.04, then the Trustee or such Paying and Conversion Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 11.06.        Subordination Rights not Impaired by Acts or Omissions of the Company, the Trustee, Holders of Senior Indebtedness or Holders.  No act, or failure to act, of any holder of the Senior Indebtedness or their respective representatives or trustees (including, without limitation, any action referred to in this Section 11.06), the Company, the Trustee, any Holder or any other Person in accordance with the terms, covenants or the provisions of this Article 11 or any applicable indenture supplemental hereto (regardless of any knowledge thereof which any such holder of the Senior Indebtedness may have or otherwise be charged with) or any dissolution, winding up, liquidation, administration, désastre, Arrangement and Reconstruction or similar proceeding with respect to the Company shall affect the provisions of this Article 11 or any applicable indenture supplemental hereto, the obligations owed by the Company, the Trustee or any Holder to the holders of the Senior Indebtedness under this Article 11 or any applicable indenture supplemental hereto or the rights of any holder of Senior Indebtedness under this Article 11 or any applicable indenture supplemental hereto.

The Company, the Trustee and each Holder, by accepting the Subordinated Securities, hereby agrees that the taking of any of the following actions, with or without notice, by the holders of the Senior Indebtedness and their respective representatives, will not in any way affect the provisions of this Article 11: (i) changing the manner, place or terms of payment or extending the time of payment of, or renewing or altering, any agreement or instrument creating, evidencing or governing any Senior Indebtedness, or consenting to any amendment or change of any terms of any such agreement or instrument, each as amended from time to time; (ii) granting extensions or renewals of any such agreement or instrument and any other indulgence with respect thereto, or effecting any release, compromise or settlement with respect thereto; (iii) releasing any Person liable in any manner for the payment or collection of any Senior Indebtedness; (iv) substituting, exchanging or releasing or otherwise disposing of any item of security at any time securing any Senior Indebtedness, whether or not the collateral, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of the item of security released; (v) exercising or refraining from exercising any rights or remedies against the Company or any other Person; and (vi) taking any other action, or refraining from taking any action, that, in the absence of authority granted hereby, could have the effect of impairing, invalidating or rendering unenforceable, in whole or in part, or otherwise affecting, any of the provisions of this Article 11.

Section 11.07.        Claims Filed on Behalf of the Holders.  In the event of any dissolution, winding-up, liquidation, administration, Arrangement and Reconstruction or any reorganization or similar proceeding with respect to the Company (whether in bankruptcy, insolvency, désastre, administration or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company) tending towards liquidation of the business and assets of the Company, the Trustee may, on behalf of each Holder, cause the immediate filing of a claim for the unpaid balance of such Holder’s Subordinated Securities in the form required in said proceedings and cause said claim to be approved.  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their respective representatives or trustees are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Subordinated Securities.  Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their respective representatives or trustees to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Subordinated Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their respective representatives or trustees to vote in respect of the claim of any Holder in any such proceeding.

Section 11.08.        Right of Trustee to Hold Senior Indebtedness.  The Trustee shall be entitled to all of the rights set forth in this Article 11 or any applicable indenture supplemental hereto in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture or any applicable indenture supplemental hereto shall be construed to deprive the Trustee of any of its rights as such holder.  Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

Section 11.09.        Article 11 Not to Prevent Events of Default.  The failure to make a payment on account of Principal of or interest on the Subordinated Securities by reason of any provision of this Article 11 or any applicable indenture supplemental hereto shall not be construed as preventing the occurrence of a Default or an Event of Default under Sections 7.01or 7.02 or under any applicable indenture supplemental hereto or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Subordinated Securities.

Section 11.10.        No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct, bad faith or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Subordinated Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.  Nothing in this Section 11.10 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

Section 11.11.        Agreement of the Holders. Each Holder, by accepting the Subordinated Securities, (i) hereby agrees to and waives notice of the acceptance by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, of, and reliance by each such holder on, the subordination provisions contained in Article 11 of this Indenture and in any applicable indenture supplemental hereto, and shall be bound by such provisions, (ii) hereby authorizes and expressly directs the Trustee on such Holder’s behalf to take such action in accordance with the terms of this Indenture and any applicable indenture supplemental hereto as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (iii) hereby appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

ARTICLE 12

STATUS AND SUBORDINATION OF THE GUARANTEE

Section 12.01.        Status.  One or more indentures supplemental to this Indenture may provide that the obligations of the Guarantor under the Guarantee are subordinated to the extent and in the manner provided in this Article 12 and, pursuant to Section 2.03, in the more specific manner to be described in the applicable indenture supplemental hereto, to the right of payment in full of certain of the present and future obligations of the Guarantor (such subordinated Guarantee, the “Subordinated Guarantee”).  Any Subordinated Guarantee will constitute direct, unsecured and subordinated obligations of the Guarantor, as described in this Article 12 and any applicable indenture supplemental hereto.  The rights and claims of the Holder of Convertible Securities of a series having a Subordinated Guarantee executed by the Guarantor endorsed thereon, are subordinated as described in this Article and in any indenture supplemental hereto with respect to such series.  The term “Holder” as used in this Article 12, shall mean the Holder of a Convertible Security having a Subordinated Guarantee.

Section 12.02.        Holders to be Subrogated to Rights of Guarantor Senior Indebtedness.  Subject to the payment (or provision made for payment) in full in cash or cash equivalents of all of the Guarantor’s indebtedness ranking senior in right of payment to the indebtedness evidenced by the Subordinated Guarantee, such senior indebtedness to be described more fully in any applicable indenture supplemental hereto in accordance with Section 2.03 (such indebtedness, “Guarantor Senior Indebtedness”), the holders of the Convertible Securities on which the Subordinated Guarantee is endorsed shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive the delivery of the Guarantor’s shares or American depositary shares, if applicable, in each case according to the terms thereof and of this Indenture and any indenture supplemental hereto referred to therein, or to receive payments or distributions of assets of the Guarantor applicable to the Guarantor Senior Indebtedness until all amounts owing on the Convertible Securities shall be paid in full, in cash or cash equivalents and for the purpose of such subrogation no such payments or distributions to the holders of Guarantor Senior Indebtedness by or on behalf of the Guarantor, or by or on behalf of the Holders by virtue of this Article 12 and any applicable indenture supplemental hereto, which otherwise would have been made to the Holders shall, as between the Guarantor and the Holders, be deemed to be payment by the Guarantor to or on account of the Guarantor Senior Indebtedness, it being understood that the provisions of this Article 12 and any applicable indenture supplemental hereto are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Indebtedness, on the other hand.  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 12 or any applicable indenture supplemental hereto shall have been applied, pursuant to the provisions of this Article 12, to the payment of amounts payable under Guarantor Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Guarantor Senior Indebtedness in full in cash or cash equivalents.

Section 12.03.        Obligations of the Guarantor Unconditional.  Nothing contained in this Article 12 or elsewhere in this Indenture, any applicable indenture supplemental hereto or in the Convertible Securities or the Subordinated Guarantee is intended to or shall impair, as between the Guarantor and the Holders, the obligation of the Guarantor, which is absolute and unconditional, to deliver Guarantor’s shares or American depositary shares, if applicable, in each case according to the terms thereof and of this Indenture and any indenture supplemental hereto referred to therein, and to pay to the Holders any payment due under the Subordinated Guarantee in respect of the Principal of and interest on the Convertible Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantor other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture or any applicable indenture supplemental hereto, subject to the rights, if any, under this Article 12 and any applicable indenture supplemental hereto, of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of the Guarantor received upon the exercise of any such remedy.  Notwithstanding anything to the contrary in this Article 12 or elsewhere in this Indenture, any applicable indenture supplemental hereto or in the Convertible Securities or in the Subordinated Guarantee, upon any distribution of assets of the Guarantor referred to in this Article 12 or in any such indenture supplemental hereto, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which a dissolution, winding up, liquidation or reorganization proceeding involving the Company or its assets is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Indebtedness (or a representative of such holder or a trustee under any indenture under which any instruments evidencing any such Guarantor Senior Indebtedness may have been issued) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or such representative or trustee on behalf such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

Section 12.04.        Trustee Entitled to Assume Payments not Prohibited in Absence of Notice.  The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee with respect to the Subordinated Guarantee or any deposit contemplated by Section 12.05 unless and until a Responsible Officer of the Trustee shall have received, no later than three Business Days prior to such payment or deposit, written notice thereof from the Guarantor or from one or more holders of Guarantor Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to assume that no such fact exists.

Section 12.05.        Application by Trustee of Assets Deposited with it.  Money or U.S. Government Obligations (and the proceeds thereof) deposited in trust by the Guarantor with the Trustee pursuant to and in accordance with Section 9.01, 9.02 or 9.03 shall be for the sole benefit of Securityholders and, to the extent (i) the making of such deposit by the Guarantor shall not have been in contravention of any term or provision of any agreement creating or evidencing Guarantor Senior Indebtedness and (ii) allocated for the payment under the Convertible Securities (pursuant to the Subordinated Guarantee), shall not be subject to the subordination provisions of this Article 12 or any applicable indenture supplemental hereto.  Otherwise, any deposit of assets by the Guarantor with the Trustee or any Paying and Conversion Agent (whether or not in trust) for the payment under the Subordinated Guarantee of Principal of or interest on the Convertible Securities shall be subject to the provisions of Section 12.01 or any indenture supplemental hereto; provided, that, if prior to the third Business Day preceding the date of such deposit the Trustee or such Paying and Conversion Agent shall not have received with respect to such assets the written notice provided for in Section 12.04, then the Trustee or such Paying and Conversion Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 12.06.        Subordination Rights not Impaired by Acts or Omissions of the Guarantor, the Company, the Trustee, Holders of Guarantor Senior Indebtedness or Securityholders.  No act, or failure to act, of any holder of the Guarantor Senior Indebtedness or their respective representatives (including, without limitation, any action referred to in this Section 12.06), the Guarantor, the Trustee, any Holder or any other Person in accordance with the terms, covenants or the provisions of this Article 12 and any applicable indenture supplemental hereto (regardless of any knowledge thereof which any such holder of the Guarantor Senior Indebtedness may have or otherwise be charged with) or any reorganization or similar proceeding with respect to the Guarantor shall affect the provisions of this Article 12 or any applicable indenture supplemental hereto, the obligations owed by the Guarantor, the Trustee or any Holder to the holders of the Guarantor Senior Indebtedness under this Article 12 or any applicable indenture supplemental hereto or the rights of any holder of Guarantor Senior Indebtedness under this Article 12 or any applicable indenture supplemental hereto.

The Guarantor, the Trustee and each Holder hereby agree that the taking of any of the following actions, with or without notice, by the holders of the Guarantor Senior Indebtedness and their respective representatives, will not in any way affect the provisions of this Article 12: (i) changing the manner, place or terms of payment or extending the time of payment of, or renewing or altering, any agreement or instrument creating, evidencing or governing any Guarantor Senior Indebtedness, or consenting to any amendment or change of any terms of any such agreement or instrument, each as amended from time to time; (ii) granting extensions or renewals of any such agreement or instrument and any other indulgence with respect thereto, or effecting any release, compromise or settlement with respect thereto; (iii) releasing any Person liable in any manner for the payment or collection of any Guarantor Senior Indebtedness; (iv) substituting, exchanging or releasing or otherwise disposing of any item of security at any time securing any Guarantor Senior Indebtedness, whether or not the collateral, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of the item of security released; (v) exercising or refraining from exercising any rights or remedies against the Guarantor or any other Person; and (vi) taking any other action, or refraining from taking any action, that, in the absence of authority granted hereby, could have the effect of impairing, invalidating or rendering unenforceable, in whole or in part, or otherwise affecting, any of the provisions of this Article 12.

Section 12.07.        Securityholders Authorize Trustee to Effectuate Subordination of Subordinated Guarantee.  Each holder of the Subordinated Guarantee endorsed on the Convertible Securities by his or her acceptance thereof authorizes and expressly directs the Trustee on his or her behalf to take such action in accordance with the terms of this Indenture as may be necessary or appropriate to effectuate the subordination provisions contained in this Article 12 or any applicable indenture supplemental hereto and to protect the rights of the Holders pursuant to this Indenture and any applicable indenture supplemental hereto, and appoints the Trustee his or her attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or any reorganization or similar proceeding with respect to the Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Guarantor) tending towards liquidation of the business and assets of the Guarantor, the immediate filing of a claim for the unpaid balance of his or her Convertible Securities in the form required in said proceedings and cause said claim to be approved.  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Indebtedness or their respective representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the holders of the Convertible Securities on which the Subordinated Guarantee is endorsed.  Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their respective representatives to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Subordinated Guarantee, the Convertible Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their respective representatives to vote in respect of the claim of any Securityholder in any such proceeding.

Section 12.08.        Right of Trustee to Hold Guarantor Senior Indebtedness.  The Trustee shall be entitled to all of the rights set forth in this Article 12 and any applicable indenture supplemental hereto in respect of any Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture or any applicable indenture supplemental hereto shall be construed to deprive the Trustee of any of its rights as such holder.  Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

Section 12.09.        Article 12 Not to Prevent Events of Default.  The failure to make a payment under the Subordinated Guarantee on account of Principal of or interest on the Convertible Securities by reason of any provision of this Article 12 or any applicable indenture supplemental hereto shall not be construed as preventing the occurrence of a Default or an Event of Default under Sections 7.01 or 7.02 or under any applicable indenture supplemental hereto or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment under the Subordinated Guarantee on the Convertible Securities.

Section 12.10.        No Fiduciary Duty of Trustee to Holders of Guarantor Senior Indebtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct, bad faith or negligence) if it shall in good faith mistakenly pay over or distribute to the holders of the Subordinated Guarantee endorsed on the Convertible Securities or the Guarantor or any other person, cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article 12 or any applicable indenture supplemental hereto or otherwise. Nothing in this Section 12.10 shall affect the obligation of any other such person to hold such payment for the benefit of, and to pay such payment over to, the holders of Guarantor Senior Indebtedness or their representative.

Section 12.11.        Agreement of the Holders. Each Holder, by accepting the Subordinated Guarantee, hereby agrees to and waives notice of the acceptance by each holder of Guarantor Senior Indebtedness, whether now outstanding or hereafter incurred, of, and reliance by each such holder on, the subordination provisions contained in Article 12 of this Indenture and in any applicable indenture supplemental hereto, and shall be bound by such provisions.

ARTICLE 13

TAXATION

Section 13.01.        Taxation.  For any series of Convertible Securities, if specifically provided by the applicable supplemental indenture, all payments of principal, premium (if any) and/or interest to Holders by or on behalf of the Company in respect of the Convertible Securities of such series or by or on behalf of the Guarantor under the Guarantee thereof shall be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of any Tax Jurisdiction or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law.  In that event, the Company or, as the case may be, the Guarantor shall pay such additional amounts (“Additional Amounts”) as will result (after such withholding or deduction) in receipt by the Holders of such Convertible Securities of the sums which would have been receivable (in the absence of such withholding or deduction) from it in respect of their Convertible Securities or the Guarantee endorsed thereon, as the case may be; except that no such Additional Amounts shall be payable with respect to any Convertible Security of such series or the Guarantee endorsed thereon, as the case may be, on account of:

(a)           any such taxes, duties, assessments or other governmental charges imposed in respect of such Convertible Security or the Guarantee endorsed thereon, as the case may be, by reason of the Holder having some connection with a Tax Jurisdiction other than the mere holding of such Convertible Security or the Guarantee endorsed thereon, as the case may be; or

(b)           any such taxes, duties, assessments or other governmental charges imposed in respect of such Convertible Security or the Guarantee endorsed thereon, as the case may be, presented for payment more than 30 days after the Due Date (as defined below) except to the extent that the Holder would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a Business Day; or

(c)           any such taxes, duties, assessments or other governmental charges imposed in respect of such Convertible Security or the Guarantee endorsed thereon, as the case may be, where such withholding or deduction is imposed on a payment to an individual and is (A) required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive, (B) required to be made pursuant to the Agreement between the European Community and the Confederation of Switzerland dated as of 26 October 2004 (the “Swiss Savings Tax Agreement”) providing for measures equivalent to those laid down in the European Council Directive 2003/48/EC or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, the Swiss Savings Tax Agreement, (C) required to be made pursuant to agreements between Guernsey and the EU Member States (the “Guernsey Savings Tax Agreements”) providing for measures equivalent to those laid down in the European Council Directive 2003/48/EC or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such Guernsey Savings Tax Agreements, or (D) required to be made pursuant to any agreements between the European Community and other countries or territories providing for measures equivalent to those laid down in the European Council Directive 2003/48/EC or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

(d)           any tax, assessment or other governmental charge that would not have been imposed but for a failure by the Holder or beneficial owner of the Convertible Security (or any financial institution through which the Holder or beneficial owner holds the Convertible

Security or through which payment on the Convertible Security is made) to enter into or to comply with any applicable certification, documentation, information or other reporting requirement or agreement concerning United States accounts maintained by the Holder or beneficial owner (or any such financial institution) or concerning United States ownership of the Holder or beneficial owner (or any such financial institution), or any substantially similar requirement or agreement, if entering into or complying with such requirement or agreement is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

(e)           any such taxes, duties, assessments or other governmental charges imposed on a payment in respect of the Convertible Securities or the Guarantee endorsed thereon, as the case may be, and which is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down (x) in the European Council Directive 2003/48/EC or (y) in the draft legislation proposed by the Swiss Federal Council on 22 December 2010, in particular the principle to have a person other than the Company or Guarantor withhold or deduct tax, such as, without limitation, any Paying or Conversion Agent; or

(f)            any such taxes, duties, assessments or other governmental charges imposed in respect of such Convertible Security or the Guarantee endorsed thereon, as the case may be, presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Convertible Security or the Guarantee endorsed thereon, as the case may be, to another Paying and Conversion Agent in a Member State of the European Union; or

(g)           any such taxes, duties, assessments or other governmental charges imposed in respect of such Convertible Security where such withholding or deduction is required by the Swiss Federal Withholding Tax Code of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer vom 13 Oktober 1965 as amended from time to time); or

(h)           any combination of two or more items (a) to (g) above.

If the Company determines that it has an obligation to deduct and withhold tax on a payment to any Holder, including in respect of a conversion of the Convertible Securities for ordinary shares or American depository shares, as a result of the conditions described in paragraph (d) above, to the extent permitted by law the Company may, at its option, satisfy such obligation with any assets of the Holder held by or subject to the control of the Company or by directing the sale, on behalf of and for the account of the Holder, of any portion of such shares as necessary in order to pay such tax.

At least 10 days prior to the first interest payment date with respect to a series of Convertible Securities and at least 10 days prior to each date of payment of Principal of or interest on the Convertible Securities of that series if there has been a change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company or the Guarantor, as the case may be, shall furnish to the Trustee and the Paying and Conversion Agent, if other than the Trustee, an Officers’ Certificate instructing the Trustee and such Paying and Conversion Agent whether such payment of Principal of or interest on the Convertible Securities of that series or on the Guarantee endorsed thereon shall be made to Holders of the Convertible Securities of that series without withholding or deduction for or on account of any Taxes. If any such withholding or deduction shall be required, then such Officers’ Certificate shall specify the amount, if any, required to be withheld or deducted on such payments to such Holders and shall certify the fact that Additional Amounts will be payable and the amounts so payable to each Holder, and the Company or the Guarantor, as the case may be, shall pay to the Trustee or such Paying and Conversion Agent the Additional Amounts required to be paid by this Section. The Company and the Guarantor covenant to indemnify the Trustee and any Paying and Conversion

Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

Whenever in this Indenture there is mentioned, in any context, the payment of the Principal of or interest or any other amounts on, or in respect of, any Convertible Security of any series or any Guarantee endorsed thereon, such mention shall be deemed to include mention of the payment of Additional Amounts provided by this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this section, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of Additional Amounts in those provisions hereof where such express mention is not.

Section 13.02.        Tax Redemption.  If specifically provided by the applicable supplemental indenture, the Company may redeem all, but not some only, of the Convertible Securities of a series at its option at any time on giving not less than 30 calendar days nor more than 60 calendar days notice, at the amount of the Convertible Securities of such series being redeemed set forth in the applicable supplemental indenture, together with accrued interest to (but excluding) the relevant redemption date, if it has or will (or the Guarantor would, if required to pay under the Guarantee) become obligated to pay Additional Amounts on such series of Convertible Securities, as described in the applicable supplemental indenture, as a result of certain changes in, or amendments to, the laws (or any regulations or rulings promulgated thereunder) of a Tax Jurisdiction.

ARTICLE 14

MEETINGS OF HOLDERS

Section 14.01.        Purposes of Meetings.  A meeting of the Holders, in each case with respect to the Convertible Securities held by such Holders, may be called at any time from time to time pursuant to this Article 14 for any of the following purposes:

(a)           to give any notice to the Company, the Guarantor or the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default, Event of Default, any other default or any Covenant Enforcement Event hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article 7 hereof or any other provision of this Indenture;

(b)           to remove the Trustee and appoint a successor trustee pursuant to Article 8 hereof;

(c)           to consent to the execution of a supplemental indenture pursuant to Article 10;

(d)           to consent to the waiving of certain covenants pursuant to Section 10.02;

(e)                                  for the purpose of allowing Holders of a majority in aggregate principal amount of the outstanding Convertible Securities to approve any matter, proposal or question proposed by the Company or the Guarantor with respect to matters not contemplated by clauses (a)-(d).

Section 14.02.                       Place of Meetings.  Meetings of Holders may be held at such place or places in the Borough of Manhattan, the City and State of New York as the Trustee or, in case of its failure to act, the Company or the Guarantor or the Holders calling the meeting, shall from time to time determine.

Section 14.03.                       Call and Notice of Meetings.

(a)                                  The Trustee may at any time (upon not less than 21 days’ notice) call a meeting of Holders to be held at such time and at such place in the Borough of Manhattan, the City and State of New York in the location determined by the Trustee pursuant to Section 14.02. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be published in the manner contemplated by Section 15.02 hereof.

(b)                                 In case at any time the Company or the Guarantor, or the Holders of at least 25%  in aggregate principal amount of the Convertible Securities of any series then outstanding, shall have requested the Trustee to call a meeting of the Holders of such series, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given notice of such meeting within 20 days after receipt of such request, then the Company or the Guarantor or the Holders of at least 25% in aggregate principal amount of the Convertible Securities of such series then outstanding may determine the time (not less than 21 days after notice is given) and the place in the Borough of Manhattan, the City and State of New York for such meeting and may call such meeting to take any action authorized in Section 14.01 by giving notice thereof as provided in clause (a) of this Section 14.03.

Section 14.04.                       Voting at Meetings.

(a)                                  To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder or (ii) a Person appointed by an instrument in writing made available from the office of the Registrar as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons so entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Company and its counsel and any representatives of the Guarantor and its counsel.

(b)                                 Any Holder which is a corporation may, by delivering to the Registrar before the time fixed for any meeting a resolution of its directors or other governing body, authorize any person to act as its representative (a “representative”) in connection with any meeting of the Holders and any adjourned such meeting.

(c)                                  If a Holder of a Convertible Security is a clearing system or a nominee of a clearing system and the rules or procedures of such clearing system so require, such nominee or clearing system may appoint proxies in accordance with, and in the form used, by such clearing system as part of its usual procedures from time to time in relation to meetings of Holders. Any proxy so appointed may, by an instrument in writing in the English language in the form available from the specified office of the Registrar, or in such other form as may have been approved by the Trustee at least seven days before the date fixed for a meeting, signed by the proxy or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorized officer of the corporation and delivered to the Registrar before the time fixed for any meeting, appoint the any person (the “sub-proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Holders. All references to “proxy” or “proxies” in this Indenture other than in this sub-section 14.04(c) shall be read so as to include references to “sub-proxy” or “sub-proxies.”

(d)                                 For so long as the Convertible Securities are eligible for settlement through a clearing system’s book-entry settlement system and the rules or procedures of such clearing system so require, the Company or the Trustee may fix a record date for the purpose of any meeting, provided such record date is no more than 10 calendar days prior to the date fixed for such meeting which shall be specified in the notice convening the meeting.

Any proxy appointed pursuant to Section 14.04(a) or 14.04(c) above or representative appointed pursuant to Section 14.04(b) above shall, so long as such appointment remains in full force, be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Holders, to be the holder of the Convertible Securities to which such appointment relates and the holder of the Convertible Securities shall be deemed for such purposes not to be the holder or owner, respectively.

Section 14.05.                       Voting Rights, Conduct and Adjournment.

(a)                                  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of holding of Convertible Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Convertible Securities shall be proved in the manner specified in Section 15.05 hereof and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker, notary or trust company customarily authorized to certify to the holding of a security.

(b)                                 At any meeting of Holders, the presence of Person(s) holding or representing Convertible Securities in an aggregate principal amount sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum.  Any meetings of Holders duly called pursuant to Section 14.03 hereof may be adjourned from time to time by vote of the Holders of not less than a majority in aggregate principal amount of the Convertible Securities represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by Holders of not less than the percentage in aggregate principal amount of the Convertible Securities then outstanding otherwise required by this Indenture for the taking of such action.  The passing of a resolution at any such meeting shall be conclusive evidence that the circumstances justify its passing.  Any approval so granted shall bind all the Holders whether or not present at the meeting and each of them shall be bound to give effect accordingly.

(c)                                  At any meeting of Holders, each Holder or proxy shall be entitled to one vote for each US$1.00 principal amount of outstanding Convertible Securities held or represented at such meeting.  A person entitled to more than one vote need not vote them all the same way.

(d)                                 The vote upon any resolution submitted to any meeting of Holders of Convertible Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Convertible Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Convertible Securities of such series held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the chairman of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record, at least in duplicate, of the proceedings of each meeting of Holders of Convertible Securities of any series shall be prepared by the chairman of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.03.  Each copy shall be signed and verified by the affidavits of the chairman of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Until the contrary is proved, every meeting for which records have been so made and verified shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

A written resolution signed by the Holders of not less than the principal amount of the Convertible Securities then outstanding otherwise required for the taking of action under this Indenture shall have the same effect as if it were a resolution passed at a meeting. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Holders.

The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within fifteen minutes from the time fixed for the meeting, the Holders or proxies or representatives representing a majority in aggregate principal amount of the Convertible Securities present at the meeting shall choose one of their number to be chairman, failing which the Company may appoint a chairman.

The chairman may, but need not, be a Holder or representative or proxy. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Section 14.06.                       Meetings after Substitution Date.  Notwithstanding anything in this Article 14 to the contrary, on or after a Substitution Date, if Swiss law then so requires, the mandatory provisions of Swiss law in relation to meetings of Holders shall apply and prevail, where necessary in order to comply with mandatory Swiss law, in the case of any conflict with the provisions of this Article 14.

ARTICLE 15

MISCELLANEOUS

Section 15.01.                       Trust Indenture Act of 1939.  This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 15.02.                       Notices.  Any notice or communication shall be sufficiently given if written and (a) if delivered in person, when received or (b) if mailed by first class mail, 5 days after mailing, or (c) as between any two of the Company, the Guarantor and the Trustee if sent by facsimile transmission, when transmission is confirmed, in each case addressed as follows:

if to the Company:

Credit Suisse Group (Guernsey) III Limited
Helvetia Court
South Esplanade
St.  Peter Port
Guernsey GYI 3WF, Channel Islands
Facsimile No.:  + 44 1481 724676
Attention:  Anthony Le Conte, Director

with a copy to the Guarantor at the address indicated below

if to the Guarantor:

Credit Suisse Group AG
Paradeplatz 8
CH 8001 Zurich, Switzerland
Facsimile No.:  +41-1-210-2120
Attention:  Legal Department

if to the Trustee:

HSBC Bank USA, N.A.
10 East 40th Street
New York, New York  10016
Facsimile No.: (212) 525-1300
Attention:  Corporate Trust and Loan Agency

The Company, the Guarantor or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication shall be sufficiently given to Holders of any Unregistered Securities by publication at least once in an Authorized Newspaper in The City of New York and at least once in an Authorized Newspaper in Luxembourg, and by mailing to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act at such addresses as were so furnished to the Trustee and to Holders of Registered Securities by mailing by first class mail postage prepaid to such Holders at their addresses as they shall appear on the Security Register.  Notice mailed shall be sufficiently given if so mailed within the time prescribed.  Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  Except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 15.02, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.  In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 15.03.                       Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee:

(a)                                  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 15.04.                       Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)                                  a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(c)                                  a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

(e)                                  Each of the Company and the Guarantor irrevocably appoints Law Debenture Corporate Services Limited at its registered office for the time being in England to act as its agent in England to receive, for it and on its behalf, service of process in any Proceedings in England. If for any reason such agent shall cease to be such agent for the service of process, each of the Company and the Guarantor shall forthwith appoint a new agent for service of process in England and deliver to the Paying and Conversion Agent a copy of the new agent’s acceptance of that appointment within 30 days. Nothing shall affect the right to serve process in any other manner permitted by law.

Section 15.05.                       Evidence of Ownership.  The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may deem and treat the Holder of any Unregistered Security and the Holder of any Coupon as the absolute owner of such Unregistered Security or Coupon (whether or not such Unregistered Security or Coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company, the Guarantor, the Trustee, nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary.  The fact of the holding by any Holder of an Unregistered Security, and the identifying number of such Convertible Security and the date of his holding the same, may be proved by the production of such Convertible Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory.

Each such certificate shall be dated and shall state that on the date thereof a Convertible Security bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate.  Any such certificate may be issued in respect of one or more Unregistered Securities specified therein.  The holding by the Person named in any such certificate of any Unregistered Securities specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (a) another certificate bearing a later date issued in respect of the same Convertible Securities shall be produced or (b) the Convertible Security specified in such certificate shall be produced by some other Person, or (c) the Convertible Security specified in such certificate shall have ceased to be outstanding.  Subject to Article 8, the fact and date of the execution of any such instrument and the amount and numbers of Convertible Securities held by the Person so executing such instrument may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.

The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may deem and treat the Person in whose name any Registered Security of a series shall be registered upon the Security Register for such series as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Registered Security and for all other purposes; and neither the Company, the Guarantor nor the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary.

Section 15.06.                       Currency Indemnitee.  Any amount received or recovered in a currency in which payment under the relevant series of Convertible Securities is due (the “Required Currency”)  (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Company or the Guarantor or otherwise) by any Holder in respect of any sum expressed to be due to it from the Company or the Guarantor shall only constitute a discharge to the Company or the Guarantor, as the case may be, to the extent of the amount of the Required Currency that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If the amount received or recovered by a Holder is less than the amount expressed to be due to the recipient under any Convertible Security, the Company, failing whom the Guarantor, or in connection with any payment under the Guarantee, the Guarantor, shall indemnify it against any loss sustained by it as a result.  In any event, the Company, failing which the Guarantor, or in connection with any payment under the Guarantee, the Guarantor, shall indemnify the recipient against the cost of making any such purchase.  For the purposes of this Section 15.06, it shall be sufficient for the Holder to demonstrate that it would have suffered a loss had an actual purchase been made.  These indemnities constitute a separate and independent obligation from the Company’s and the Guarantor’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Convertible Security or any other judgment or order.

Section 15.07.                       No Set-Off.  Subject to applicable law, and except as otherwise provided in an indenture supplemental hereto with respect to a series of Convertible Securities, no Holder shall be entitled to exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under or in connection with a series of Convertible Securities and each Holder shall, by virtue of being a Holder, be deemed to have waived all such rights of set-off, compensation or retention.

Section 15.08.                       Prescription.  Claims against the Company and/or the Guarantor for payment in respect of the Convertible Securities, shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Due Date in respect of them unless a shorter period is prescribed by applicable law.  For the purposes of this Section 15.08, “Due Date” means, in respect of any payment on any Convertible Security, the date on which such payment first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount required to be paid is made or, in the case where presentation is required pursuant to the terms of the Convertible Security, (if earlier) the date seven days after that on which notice is duly given to the Holders that, upon further presentation of the certificate representing the Convertible Security being made in accordance with the terms of the Convertible Security, such payment will be made, provided that payment is in fact made upon such presentation

Section 15.09.                       No Security.  The Company and the Guarantor may not create or permit to exist any pledge or other security interest over the Company’s assets or the Guarantor’s assets, as the case may be, to secure its respective obligations in respect of the Convertible Securities.

Section 15.10.                       No Government Guarantee.  The Convertible Securities are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Guernsey, Switzerland or any other jurisdiction.  Except as otherwise provided in the terms of a series of Convertible Securities, the Convertible Securities do not have the benefit of any agency or governmental guarantee.

Section 15.11.                       Rules by Trustee, Paying and Conversion Agent or Registrar.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Paying and Conversion Agent or Registrar may make reasonable rules for its functions.

Section 15.12.                       Payment Date other than a Business Day.  If any date for payment of Principal or interest on any Convertible Security shall not be a Business Day at any place of payment, then payment of Principal of or interest on such Convertible Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

Section 15.13.                       Governing Law; Jurisdiction and Services of Process; Sovereign Immunity.

(a)                                  This Indenture, the Convertible Securities, the Guarantees and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law, except that the provisions of Articles 11 and 12 relating to the status and degree of subordination of the Convertible Securities and the Guarantee are governed by, and shall be construed in accordance with, the laws of the Island of Guernsey, in the case of the Company, and the laws of Switzerland, in the case of the Guarantor, and except that with respect to those provisions of the Trust Indenture Act that are included or deemed to be included herein or that are deemed by the Trust Indenture Act to be part of and to govern this Indenture, the Trust Indenture Act shall govern.

(b)                                 Except as provided below, the courts of England shall have exclusive jurisdiction to settle any disputes that may arise out of or in connection with any Convertible

Securities or the Guarantee and, accordingly, any legal action or proceedings arising out of or in connection with any Convertible Securities or the Guarantee (“Proceedings”) may be brought in such courts.  Each of the Company and the Guarantor submits to the jurisdiction of the courts of England in respect of any such Proceedings and waives any objection to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.  These submissions are made for the benefit of each of the Holders of the Convertible Securities and the Trustee.  Nothing in this Section 15.13(b) shall affect the rights of Holders or the Trustee to take proceedings in Switzerland or the Island of Guernsey in respect of the remedies referred to in Article 7.

(c)                                  To the extent that the Company or the Guarantor is or may become entitled to claim for itself any immunity from jurisdiction (sovereign or otherwise) and to the extent that in any jurisdiction there may be attributed to the Company or the Guarantor such an immunity (whether or not claimed), the Company and the Guarantor hereby irrevocably waive and severally agree not to claim any immunity from suit, jurisdiction, execution of a judgment, or attachment or set-off in aid of execution of a judgment, to which they or their respective property might otherwise be entitled in any Proceeding arising out of or based on this Indenture, the Guarantee or the Convertible Securities.  The agreements and waiver contained in this Section 15.13(c) are intended to be effective upon the execution of this Indenture without any further act by the Company or the Guarantor before any such court and introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence of such waiver.

(d)                                 The Company and the Guarantor have appointed Credit Suisse (USA), Inc., at 11 Madison Avenue, New York, New York 10010, as their authorized agent (the “Authorized Agent”) upon whom process may be served in any Proceeding arising out of or based upon this Indenture, the Convertible Securities and the Guarantee.  The Company and Guarantor hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, such appointment to be irrevocable until the appointment of a successor Authorized Agent in The City of New York for such purpose and such successor’s acceptance of such appointment shall have occurred.  If at any time the Authorized Agent no longer has an office in the Borough of Manhattan, The City of New York, upon whom process may be served in any Proceeding arising out of or based upon this Indenture, the Convertible Securities or the Guarantee, the Company and the Guarantor will immediately appoint an Authorized Agent upon whom such process may be served and shall deliver to the Trustee a copy of the new Authorized Agent’s acceptance of that appointment.  Until this Indenture is terminated, the Company and the Guarantor shall maintain an Authorized Agent in The City of New York, and the Company and the Guarantor agree to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or the Guarantor, as the case may be.

(e)                                  Each of the Company and the Guarantor irrevocably appoints Law Debenture Corporate Services Limited at its registered office for the time being in England to act as its agent in England to receive, for it and on its behalf, service of process in any Proceedings in England. If for any reason such agent shall cease to be such agent for the service of process, each of the Company and the Guarantor shall forthwith appoint a new agent for service of process in England and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. Nothing shall affect the right to serve process in any other manner permitted by law.

Section 15.14.                       No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company, the Guarantor or any Subsidiary of the Company or the Guarantor.  Any such indenture or agreement may not be used to interpret this Indenture.

Section 15.15.                       Successors.  All agreements of the Company and the Guarantor in this Indenture, the Guarantee and the Convertible Securities shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its respective successors.

Section 15.16.                       Duplicate Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 15.17.                       Separability.  In case any provision in this Indenture or in the Convertible Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.18.                       Table of Contents, Headings, Etc.  The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 15.19.                       Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability.  No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Convertible Security or any Coupons appertaining thereto, or in the Guarantee, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company, of the Guarantor or of any successor, either directly or through the Company, the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Convertible Securities and the Coupons appertaining thereto and the Guarantee endorsed thereon by the holders thereof and as part of the consideration for the issue of the Convertible Securities and the Coupons appertaining thereto and the Guarantee endorsed thereon.

Section 15.20.                       Waiver of Trial by Jury.  EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE CONVERTIBLE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

CREDIT SUISSE GROUP (GUERNSEY) III LIMITED,
as the Company

By:	/s/ Roy McGregor
Name: Roy McGregor
Title: Member of the Board of Directors

By:	/s/ Kenneth Wallbridge
Name: Kenneth Wallbridge
Title: Member of the Board of Directors

CREDIT SUISSE GROUP AG,
as the Guarantor

By:	/s/ Sharon O’Connor
Name: Sharon O’Connor
Title: Authorized Person

By:	/s/ John Kneafsey
Name: John Kneafsey
Title: Authorized Person

HSBC BANK USA, N.A.,
as Trustee

By:	/s/ Ignazio Tamburello
Name: Ignazio Tamburello
Title: Vice President

Annex I

[FORM OF SENIOR OR SUBORDINATED GUARANTEED CONVERTIBLE SECURITY]

[FACE OF NOTE]

PRINCIPAL AMOUNT:  $
CUSIP:
No.:

[Unless and until it is exchanged in whole or in part for Convertible Securities in definitive registered form, this Convertible Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.]

CREDIT SUISSE GROUP (GUERNSEY) III LIMITED

    % Convertible Security

Due

GUARANTEED AS TO PAYMENT OF PRINCIPAL,

PREMIUM, IF ANY, AND INTEREST BY

CREDIT SUISSE GROUP AG

CREDIT SUISSE GROUP (GUERNSEY) III LIMITED, a Guernsey incorporated non-cellular company limited by shares (the “Company,” which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of                dollars on                               , in the coin or currency of the United States, and to pay interest, [semi-annually] on              and              of each year, commencing                     , on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Convertible Security, from the            or the             , as the case may be, next preceding the date of this Convertible Security to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Convertible Security, or unless no interest has been paid or duly provided for on the Convertible Securities of this series, in which case from                     , until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or by wire transfer as provided in the Indenture.  Notwithstanding the foregoing, if the

date hereof is after the     th day of            or              , as the case may be, and before the following            or             , this Convertible Security shall bear interest from such              or             ; provided, that if the Company shall default in the payment of interest due on such            or           , then this Convertible Security shall bear interest from the next preceding            or           , to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Convertible Securities of this series, from                 .  The interest so payable on any          or          will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Convertible Security is registered at the close of business on the          or             , as the case may be, next preceding such            or             , whether or not such day is a Business Day.

Reference is made to the further provisions of this Convertible Security set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Convertible Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, CREDIT SUISSE GROUP (GUERNSEY) III LIMITED has caused this Convertible Security to be duly executed.

CREDIT SUISSE GROUP (GUERNSEY) III LIMITED

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Convertible Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

HSBC BANK USA, N.A.,
as Trustee

By:
Authorized Officer

REVERSE OF CONVERTIBLE SECURITY

CREDIT SUISSE GROUP (GUERNSEY) III LIMITED

    % Convertible Security

Due

GUARANTEED AS TO PAYMENT OF PRINCIPAL,

PREMIUM, IF ANY, AND INTEREST BY

CREDIT SUISSE GROUP AG

This Convertible Security is one of a duly authorized issue of [senior][subordinated] debt securities convertible into shares or American depositary shares of the Guarantor (as defined below) to be issued in one or more series (hereinafter called the “Convertible Securities”) all issued or to be issued under and pursuant to an indenture for senior or subordinated guaranteed exchangeable or convertible debt securities dated as of               ,          (herein called the “Indenture”), among the Company, Credit Suisse Group AG, as guarantor (the “Guarantor,” which term includes any successor guarantor under the Indenture) and HSBC Bank USA, N.A., as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Convertible Securities, including the Guarantee endorsed hereon.  The Convertible Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different conversion provisions (if any)[, may be subject to different subordination provisions (if any)], may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided.  This Convertible Security is one of a series designated as the       % Convertible Securities Due        of the Company, limited in initial aggregate principal amount to $                .

Unless otherwise specified in the Indenture or any applicable indenture supplemental thereto, interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue Principal and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Convertible Security.  Unless otherwise specified in the Indenture or any applicable indenture supplemental thereto, if a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

[This Convertible Security is [convertible][exchangeable] for [ordinary shares] [American Depositary Shares] of the Guarantor under the following circumstances:                   ]

In case an Event of Default (as defined in the Indenture) with respect to the Convertible Securities of this series shall have occurred and be continuing, [the Principal hereof and] the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

As provided in the Indenture and any applicable indenture supplemental thereto, and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Convertible Security are guaranteed pursuant to the Guarantee endorsed hereon.

The Indenture contains provisions which provide that, without prior notice to any Holders, the Company, the Guarantor and the Trustee may amend the Indenture, the Guarantee and the Convertible Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Convertible Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Convertible Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company and the Guarantor with any provision of the Indenture, the Guarantee or the Convertible Securities of such series; provided that, without the consent of each Holder of the Convertible Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the Principal of or any installment of interest on, such Holder’s Convertible Security, or reduce the Principal thereof or the rate of interest thereon, or adversely affect the rights of such Holder under any mandatory redemption, repurchase, exchange or conversion provision or any right of redemption or repurchase at the option of such Holder or the amount thereof provable in bankruptcy, insolvency or similar proceeding, or change any place of payment where, or the currency in which, any Principal or the interest thereon is payable, modify any right, as defined in the Indenture or applicable indenture supplemental thereto, to convert or exchange such Holder’s Convertible Security for another security to the detriment of the Holder, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Convertible Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the Indenture or certain Defaults, Events of Default, other defaults or Covenant Enforcement Events and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Convertible Security of such Holder by the Company or the Guarantor pursuant to the terms of the Guarantee endorsed thereon; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Convertible Security affected thereby.

It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in principal of the outstanding Convertible Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default, Event of Default, any other default, or any Covenant Enforcement Event with respect to the Convertible Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Convertible Security as specified in [Section 7.01(a)(i)(1) or (2) or Section 7.01(b)(i)(1) or (2)] [Sections 7.02(a) or (b)] or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Convertible Security affected.  Upon any such waiver, such Default or default shall cease to exist, and any Event of Default or Covenant Enforcement Event with respect to the Convertible Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or default or Event of Default or Covenant Enforcement Event or impair any right consequent thereto.

The Indenture provides that a series of Convertible Securities may include one or more tranches (each a “tranche”) of Convertible Securities, including Convertible Securities issued in a Periodic Offering.  The Convertible Securities of different tranches may have one or more different terms, but all the Convertible Securities within each such tranche shall have identical terms, provided that Convertible Securities within a tranche may have different authentication dates, public offering prices, initial interest accrual dates, and initial interest payment dates, if applicable.  Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Convertible Securities, redemption of the Convertible Securities, conversion of the Convertible Securities, Events of Default with respect to the Convertible Securities, defeasance of the Convertible Securities and amendment of the Indenture, if any series of Convertible Securities includes more than one tranche, all provisions of such sections applicable to any series of Convertible Securities shall be deemed equally applicable to each tranche of any series of Convertible Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a Board Resolution or a supplemental indenture establishing such series or tranche.

[The Company, for itself and its successors, and each Holder, by accepting the Convertible Securities of this series, agrees that the payment of the Principal of and interest on such Convertible Securities is subordinated, to the extent and in the manner provided in the Indenture, to the right of payment in full of all present and future Senior Indebtedness, and that the subordination provisions in the Indenture are for the benefit of the Holders of Senior Indebtedness.]

No reference herein to the Indenture and no provision of this Convertible Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of and interest on this Convertible Security in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Convertible Securities are issuable initially only in registered form without coupons in denominations of [$2,000] and integral multiples of [$1,000] in excess thereof and are transferable and exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

[This Convertible Security will not be redeemable at the option of the Company prior to maturity.] [This Convertible Security is redeemable prior to maturity                   .] [This Convertible Security is redeemable prior to maturity at the option of the Holders                   .] [This Convertible Security is entitled to the benefits of a mandatory sinking fund as follows:                       .]

Upon due presentment for registration of transfer of this Convertible Security at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Convertible Security or Convertible Securities of this series of authorized denominations for an equal aggregate principal amount and with the Guarantee endorsed thereon will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Convertible Security (whether or not this Convertible Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the Principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and none of the Company, the Guarantor or the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Convertible Security or any Coupons appertaining thereto, or in the Guarantee, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company, of the Guarantor or of any successor, either directly or through the Company, the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

The laws of England shall govern this Convertible Security and the Guarantee [, except that the provisions relating to the status and degree of subordination of this Convertible Security and the Guarantee are governed by, and shall be construed in accordance with, the laws of the Island of Guernsey, in the case of the Company, and the laws of Switzerland, in the case of the Guarantor].

[SUBORDINATED] GUARANTEE

OF

CREDIT SUISSE GROUP AG

For value received, Credit Suisse Group AG, a company organized under the laws of Switzerland, having its principal executive offices at Paradeplatz 8, CH-8001, Zurich, Switzerland (herein called the “Guarantor,” which term includes any Person who is a successor Guarantor under the Indenture referred to in the Convertible Security upon which this Guarantee is endorsed), [subject to the prior payment in full of all its existing and future indebtedness ranking senior to the indebtedness evidenced hereby and to the subordination provisions contained in Article 12 of the Indenture], hereby fully and unconditionally guarantees to the Holder of the Convertible Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder (i) the due and punctual payment of the Principal of and interest on (and any other sums from time to time expressed to be payable by the Company in respect of) such Convertible Security  when and as the same shall become due and payable, whether on the stated maturity, by declaration of acceleration, where applicable, call for redemption or otherwise and (ii) the delivery of the Guarantor’s shares or American depositary shares (or any monetary claim in respect thereof), if applicable, in each case according to the terms thereof and of the Indenture and any indenture supplemental thereto referred to therein.  In case of the failure of Credit Suisse Group (Guernsey) III Limited, a Guernsey incorporated non-cellular company limited by shares (herein called the “Borrower,” which term includes any successor Person under such Indenture), to punctually make any such payment of Principal or interest or any such sinking fund or analogous payment, the Guarantor hereby agrees[, subject to the subordination provisions contained in Article 12 of the Indenture and any indenture supplemental thereto,] to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the stated maturity date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Borrower and to deliver the Guarantor’s shares or American depositary shares (or any monetary claim in respect thereof), if applicable, in each case [subject to the subordination provisions contained in Article 12 of the Indenture and any indenture supplemental thereto and] according to the terms thereof and of the Indenture and any indenture supplemental thereto referred to therein.

The indebtedness evidenced by this Guarantee [is ranked equally and pari passu with all other unsecured and unsubordinated debt of the Guarantor] [is, to the extent provided in the Indenture and any indenture supplemental thereto, subordinate and junior in right of payment to the prior payment in full of all indebtedness ranking senior to the indebtedness evidenced hereby, and this Guarantee is issued subject to the subordination provisions of Article 12 of the Indenture and of any indenture supplemental thereto with respect thereto. The Holder of the Convertible Security upon which this Guarantee is endorsed, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (iii) appoints the Trustee his, her or its attorney-in-fact for any and all such purposes.  The Holder hereof, by his, her or its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture and of any indenture supplemental thereto by each holder of indebtedness ranking senior to the indebtedness evidenced hereby, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.]

[Subject to the subordination provisions of Article 12 of the Indenture and of any indenture supplemental thereto,] the Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Convertible Security or such Indenture and of any indenture supplemental thereto, any failure to enforce the provisions of such Convertible Security or such Indenture and of any indenture supplemental thereto, or any waiver, modification or indulgence granted to the Borrower with respect thereto, by the Holder of such Convertible Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or Guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the Principal amount of such Convertible Security, or increase the interest rate thereon, or alter the stated maturity date thereof.  The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest or notice with respect to such Convertible Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Convertible Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the Principal of and interest on such Convertible Security. This Guarantee is a guarantee of payment and not of collection.

The Guarantor shall be subrogated to all rights of the Holder of such Convertible Security and the Trustee against the Borrower in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the Principal of and interest on all Convertible Securities of the same series issued under such Indenture and any indenture supplemental thereto shall have been paid in full.

No reference herein to such Indenture and to any indenture supplemental thereto and no provision of this Guarantee or of such Indenture or any indenture supplemental thereto shall alter or impair the guarantees of the Guarantor which[, subject to the subordination provisions of Article 12 of the Indenture and of any indenture supplemental thereto,] are absolute and unconditional, of the due and punctual payment of the Principal of and interest on the Convertible Security upon which this Guarantee is endorsed, and of the delivery of the Guarantor’s shares or American depositary shares (or any monetary claim in respect thereto), if applicable, in each case according to the terms thereof and of the Indenture and any indenture supplemental thereto referred to therein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Convertible Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be governed by and construed in accordance with English law[, except that the provisions relating to the status and degree of subordination of the Guarantee are governed by, and shall be construed in accordance with, the laws of Switzerland].

Executed and dated the date on the face hereof.

CREDIT SUISSE GROUP AG,
as the Guarantor

By:
Name:
Title:

By:
Name:
Title:

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Convertible Security and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                                           attorney to transfer such Convertible Security on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Convertible Security in every particular without alteration or enlargement or any change whatsoever.